OWNERS AGREEMENT


                                     BETWEEN


                                   NSA, LTD.,
                         a Kentucky limited partnership,


                           GLENCORE ACQUISITION I LLC,
                      a Delaware limited liability company,

                                       AND


                        CENTURY ALUMINUM OF KENTUCKY LLC,
                      a Delaware limited liability company

                                   DATED AS OF


                                  APRIL 2, 2001

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                                Table of Contents

                                                                          Page #

Article I DEFINITIONS..........................................................1

   Section 1.1    Definitions..................................................1

Article II JOINT USE; NO ENTITY; GUARANTEES....................................6

   Section 2.1    Joint Use....................................................6
   Section 2.2    Intent.......................................................7
      2.2.1    No Entity or Agency.............................................7
      2.2.2    Tax Election....................................................7
   Section 2.3    Joint Ownership; Waiver of Partition.........................7
      2.3.1    Ownership of Jointly-Owned Property as Tenants in Common........7
      2.3.2    Waiver of Partition.............................................7
      2.3.3    Disposition of Jointly-Owned Property, Owner's Plant Assets.....7
   Section 2.4    Parent Guarantees............................................7

Article III ACTION BY OWNERS; OWNERS COMMITTEE.................................8

   Section 3.1    Authority to Bind Owners.....................................8
      3.1.1    Action by Owners Required.......................................8
      3.1.2    Operator's Actions..............................................8
      3.1.3    No Unilateral Action............................................8
   Section 3.2    Owners Committee.............................................8
   Section 3.3    Appointment of Representatives...............................8
      3.3.1    Appointment Procedure...........................................8
      3.3.2    Dismissals and Replacements.....................................8
      3.3.3    General.........................................................9
   Section 3.4    Meetings of the Owners Committee; Written Consents in
                  Lieu of Meetings.............................................9
      3.4.1    Holding of Meetings.............................................9
      3.4.2    Quorum; Calling of Meetings.....................................9
      3.4.3    Written Consents................................................9
   Section 3.5    Intentionally Omitted........................................9
   Section 3.6    Voting Requirements..........................................9
      3.6.1    In General......................................................9
      3.6.2    Matters Requiring Unanimous Consent.............................9
   Section 3.7    Other Committees............................................11
   Section 3.8    Minutes.....................................................11
   Section 3.9    No Liability of Committee Members...........................11

Article IV OPERATIONS AND MANAGEMENT..........................................12

   Section 4.1    Intent......................................................12
   Section 4.2    Operations..................................................12
   Section 4.3    Compliance with Law.........................................12
   Section 4.4    Operator's Ownership of Intellectual Properties.............12

Article V FINANCIAL MANAGEMENT; MANAGEMENT FEE................................12

   Section 5.1    Budgets.....................................................12
   Section 5.2    Implementation of Approved Budgets..........................13
   Section 5.3    Emergency or Unexpected Expenditures........................13
   Section 5.4    Accounting Principles and Procedures........................13
   Section 5.5    Books, Records, Reports and Auditors........................13
      5.5.1    Books and Records..............................................13
      5.5.2    Reports........................................................13
      5.5.3    Auditors.......................................................13
   Section 5.6    Bank Accounts...............................................14
      5.6.1    Establishment of Accounts......................................14
      5.6.2    Deposits and Disbursements of Funds............................14
      5.6.3    Signatory Powers...............................................14
   Section 5.7    Charges.....................................................14
      5.7.1    Operating Costs................................................14
      5.7.2    Extras.........................................................15
      5.7.3    Calculation of Charges.........................................15
      5.7.4    Payment of Charges.............................................15
      5.7.5    Year End Adjustments...........................................16
      5.7.6    Resolution of Disputed Charges.................................16
      5.7.7    Financing and Other Costs......................................16
      5.7.9    Management Fee.................................................17

Article VI OBLIGATIONS OF THE OPERATOR........................................17

   Section 6.1    Plant Operation Services....................................17
   Section 6.2    Management Services.........................................19
   Section 6.3    Authorization to Act........................................19
   Section 6.4    Liability of the Operator...................................20

Article VII CONVERSION........................................................20

   Section 7.1    Conversion Rights and Obligations...........................20
      7.1.1    Obligation to Convert..........................................20
      7.1.2    Reduction of Basic Tonnage.....................................21
      7.1.3    Failure to Convert Basic Tonnage...............................21
      7.1.4    Available and Allocated Excess Tonnage.........................22
      7.1.5    Production Deficiencies........................................22
   Section 7.2    Alumina Supply..............................................22
      7.2.1    Alumina Delivery Obligations...................................22
      7.2.2    Unloading of Alumina...........................................22
      7.2.3    Quality of Alumina.............................................23
   Section 7.3    Title.......................................................23
   Section 7.4    Shipment, Delivery, Sampling and Weighing...................23
      7.4.1    Production Schedules and Deliveries............................23
      7.4.2    Failure to Take Delivery.......................................24
      7.4.3    Sampling, Analysis and Weights.................................24
      7.4.4    Storage........................................................25
      7.4.5    Markings.......................................................25
   Section 7.5    Cast House..................................................25
      7.5.1    Use of Equipment in Cast House.................................25

Article VIII INSURANCE AND CASUALTY...........................................26

   Section 8.1    Insurance...................................................26
      8.1.1    Coverage Requirements..........................................26
      8.1.2    Product Liability Coverage.....................................26
   Section 8.2    Casualty....................................................26
   Section 8.3    Condemnation................................................26

Article IX RESTRICTIONS ON DISPOSITION OF PROPERTY OR INTERESTS...............27

   Section 9.1    Transfers of Interests......................................27
      9.1.1    Restriction....................................................27
      9.1.2    Transfers to Affiliates........................................27
      9.1.3    Transferee to Become Party to this Agreement...................27
      9.1.4    Reconstitution of Interests....................................27
      9.1.5    Transfers of Part of an Interest...............................27
      9.1.6    Minimum Interest...............................................28
   Section 9.2    Voluntary Encumbrances......................................28
      9.2.1    Restrictions...................................................28
      9.2.2    Acknowledgment of Liens........................................28
      9.2.3    Condition Precedent to Enforcement of Voluntary Encumbrances...29
      9.2.4    Secured Party's Rights; Non-Granting Owners' Rights............29
   Section 9.3    Right of First Refusal......................................29
      9.3.1    Restrictions...................................................29
      9.3.2    Right and Procedure............................................30
   Section 9.4    Involuntary Transfers or Encumbrances.......................31
      9.4.1    Deemed Offer to Transfer.......................................31
      9.4.2    Fair Market Value..............................................32
   Section 9.5    Transfer of Ownership of an Owner...........................32
   Section 9.6    Appointment of Operator Upon Transfer.......................33
   Section 9.7    Closings....................................................33

Article X DEFAULT.............................................................33

   Section 10.1   Events of Default...........................................33
   Section 10.2   Constitution of Owners Committee Upon Event of Default......34
   Section 10.3   Notification of Secured Party; Right to Cure................34
   Section 10.4   Use of Defaulting Owner's Interest..........................34
      10.4.1   Right of Non-Defaulting Owner..................................34
      10.4.2   Non-Defaulting Owner's Costs, etc..............................35
   Section 10.5   Option to Purchase Defaulting Owner's Interest..............35
      10.5.1   Agreement on Liquidated Damages................................35
      10.5.2   Exercise of Right to Purchase..................................36
      10.5.3   "Gross Profits"; "Market Price"................................36
   Section 10.6   Attorney-in-Fact............................................36
   Section 10.7   Monetary Defaults...........................................37
   Section 10.8   Appointment of Operator.....................................37

Article XI COVENANTS..........................................................37

   Section 11.1   Inspection..................................................37
   Section 11.2   Liens.......................................................37
   Section 11.3   Notification................................................37
   Section 11.4   Performance of Contracts....................................38
   Section 11.5   Organization, Power and Authority...........................38
   Section 11.6   Easements...................................................38
   Section 11.7   Further Assurances..........................................38

Article XII REPRESENTATIONS...................................................39

   Section 12.1   Owners' Representations.....................................39
      12.1.1   Organization, Powers and Authority.............................39
      12.1.2   Compliance with Other Instruments..............................39
      12.1.3   Litigation.....................................................39

Article XIII MISCELLANEOUS....................................................39

   Section 13.1   Term........................................................39
   Section 13.2   Disposition of Plant and Other Assets.......................39
   Section 13.3   Liability...................................................40
   Section 13.4   Notices.....................................................40
   Section 13.5   Entire Agreement and Modification...........................41
   Section 13.6   Best Efforts and Cooperation................................42
   Section 13.7   Force Majeure...............................................42
   Section 13.8   Binding Effect..............................................42
   Section 13.9   Survival....................................................42
   Section 13.10  Governing Law...............................................42
   Section 13.11  Disputes....................................................42
   Section 13.12  Captions....................................................42
   Section 13.13  Singular and Plural.........................................43

                                OWNERS AGREEMENT

     THIS AGREEMENT, dated as of April 2, 2001, between NSA, LTD., a Kentucky limited partnership ("NSA"), GLENCORE ACQUISITION I LLC, a Delaware limited liability company ("GAC") and Century Aluminum of Kentucky LLC, a Delaware limited liability company ("CAK").

                                    Recitals

     A. NSA and GAC (collectively, the "Owners") own, directly and indirectly, all of the Plant.

     B. The Owners desire to provide for the operation, management and maintenance of the Plant, as well as certain rights and obligations with respect to their interests therein, all as more fully set forth in this Owners Agreement.

     C. The Owners desire that CAK perform, in its capacity as "Operator" under this Agreement and on behalf and for the benefit of the Owners, certain responsibilities of the Owners and provide certain additional management services, all as herein set forth.

     THE PARTIES AGREE AS FOLLOWS:

                                   Article I
                                   DEFINITIONS

     Section 1.1 Definitions. The following terms, whenever used and capitalized herein, shall have the following meanings:

     "Acquisition Agreement" shall mean that certain asset purchase agreement dated as of April 2, 2001 by and between Century, Century Kentucky, Inc., NSA and Glencore providing for the purchase by GAC of GAC's Interest.

     "Affiliate" shall mean, with respect to any Owner, any Person which directly or indirectly controls, is controlled by, or is under common control with, such Owner. For purposes of this definition, "control" shall mean the direct or indirect power to vote, or direct or determine the manner of voting by others, of one hundred percent (100%) of the shares of stock of a corporation having ordinary voting power (other than stock having such power only by reason of the happening of a contingency), or any other similar equity interest giving the right to vote with respect to determining the management or business policies of a Person which is not a corporation, in each of the foregoing cases whether through record or beneficial ownership of voting securities or such other equity interest, by contract or proxy, or otherwise.

     "Alumina" shall mean alumina meeting the minimum specifications set forth in Exhibit A to this Agreement and shall also include any alumina not meeting such specifications which is tendered by an Owner and is accepted by the Operator.

     "Aluminum Product" shall mean Molten Metal or Primary Aluminum.

     "Aluminum Supply Agreement" shall mean the Aluminum Supply Agreement entered into as of the date hereof by Century and Southwire, as the same may be amended, modified or supplemented from time to time.

     "Auditors" shall have the meaning specified in Section 5.5.3.

     "Available Excess Tonnage" and "Allocated Excess Tonnage" shall each have the meanings specified in Section 7.1.4.

     "Basic Tonnage" of an Owner shall mean the percentage equal to that Owner's Interest, unless adjusted pursuant to this Agreement, in the actual production at the applicable time of Molten Metal at the Plant, calculated on a one hundred percent (100%) aluminum basis. Basic Tonnage shall not include Allocated Excess Tonnage taken by a particular Owner.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Account Standards No. 98 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 98).

     "Cast House" shall mean the land, improvements and personal property at the Plant for the casting of Molten Metal into Primary Aluminum.

     "Century" shall mean Century Aluminum Company, a Delaware corporation, and its successors.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collective Bargaining Agreement" shall mean the collective bargaining agreement dated September 25, 2000 and effective as of the date hereof, between CAK and the United Steelworkers of America, AFL-CIO-CIC.

     "Employee Benefit Plans" shall have the meaning specified in Section 5.7.1.

     "Environmental Access and Cooperation Agreement" shall mean the Environmental Access and Cooperation Agreement entered into by the Owners and Southwire as of the date hereof, as the same may be amended, modified or supplemented from time to time.

     "Extras" shall mean the following services in respect of the Plant: (i) any special service performed at the request of an Owner in the conversion of Alumina, (ii) any manufacturing process required to cast Molten Metal into Primary Aluminum or as otherwise specified by an Owner or any other process performed at the request of an Owner to produce any product other than Molten Metal, and (iii) transportation of Primary Aluminum from the Plant.

     "Fair Market Value" shall have the meaning specified in Section 9.4.2.

     "GAAP" shall mean U.S. generally accepted accounting principles.

     "Glencore" shall mean Glencore AG, a Swiss corporation.

     "Groundwater Treatment Building Lease Agreement" shall mean the Groundwater Treatment Building Lease Agreement entered into by the Owners with Southwire as of the date hereof, as the same may be amended, modified or supplemented from time to time.

     "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person or an agreement to purchase, sell or lease (as lessee or lessor) Property or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

     "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods or services are delivered or rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include swap agreements entered into to hedge against fluctuations in the prices of commodities and currencies, deferred revenue accounts arising from forward sales or Guarantees of either thereof.

     "Intellectual Properties" shall have the meaning specified in Section 4.4.

     "Interest", as applied to an Owner, shall mean the entire interest of such Owner and its Affiliates (i) as an owner of Property comprising a part of the Plant, including without limitation the Owner's Plant Assets, (ii) as an owner of membership units in CAK, (iii) as a tenant in common of the Jointly-Owned Property, (iv) in this Owners Agreement, including in respect of the Intellectual Properties, (v) its joint interest with the other Owner in any agreements in effect from time to time for the supply of material used to produce Aluminum Product at the Plant or to sell such Aluminum Product, and (vi) any other rights hereunder or otherwise of the Owner to participate in the conversion of alumina into aluminum at the Plant, but shall not include such Owner's Inventory. It is the intent of the Owners that they shall share all of the benefits and burdens of the operation of the Plant pro rata in accordance with their respective Interests, and for such purpose, in all instances in this Agreement in which the Owners' Interests are expressed with reference to a percentage or pro rata portion, the Interests, as of the date of this Agreement, are agreed to be as follows: NSA, eighty percent (80%) and GAC, twenty percent (20%).

     "Interest Rate" shall mean the United States prime rate as quoted by Reuters News Service on page US Prime, in effect from time to time calculated on a daily basis.

     "Interested Party" shall have the meaning specified in Section 9.4.2.

     "Inventory" shall mean, with respect to an Owner, such Owner's Alumina, work-in-process and Aluminum Product held at the Plant, title to which shall (subject to such Liens as may be granted thereon by the Owner) at all times remain with such Owner.

     "Jointly-Owned Property" shall mean, collectively, (i) such personal property constituting Plant Assets under the Acquisition Agreement in which a twenty percent (20%) undivided interest is conveyed by NSA to GAC, (ii) such real property constituting Plant Assets under the Acquisition Agreement in which a twenty percent (20%) undivided interest is conveyed by NSA to GAC and (iii) such personal property constituting Plant Assets as may be subsequently jointly acquired by or on behalf of the Owners.

     "Lien" shall mean with respect to any Property, any mortgage lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes hereof, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

     "Management Fee" shall have the meaning specified in Section 5.7.9.

     "Molten Metal" shall mean Alumina reduced to aluminum in molten form at the Plant.

     "Notes" shall mean the 11 3/4% Senior Secured First Mortgage Notes due 2008 issued by Century and any registered notes issued in exchange therefor.

     "Operating Costs" shall mean all costs, expenses and charges incurred by the Operator and billed by the Operator to or otherwise incurred by the Owners for the operation, maintenance and repair of the Plant, and shall include, without limitation, costs and expenses incurred by the Owners in performance of, or otherwise payable under, the Shared Services Agreement and the Environmental Access and Cooperation Agreement. All such costs, expenses and charges shall be computed on an accrual basis in accordance with GAAP, and shall exclude (i) interest and other costs related to financing, (ii) Alumina costs, (iii) depreciation and amortization, (iv) Extras, (v) costs of Century employees in performing services for the Operator, unless otherwise expressly approved by the Owners Committee and (vi) such costs, expenses or charges as are excluded from time to time by the Owners Committee.

     "Operator" shall mean CAK and any subsequent operator of the Plant appointed in accordance with the provisions of this Agreement.

     "Owners" shall have the meaning specified in the Recitals to this Agreement and shall include their respective successors and assigns who become parties to this Agreement.

     "Owners Agreement" or "Agreement" shall mean this agreement, including all Exhibits and Schedules attached hereto.

     "Owners Committee" shall mean the committee established by the provisions of Article III of this Agreement.

     "Owner's Plant Assets" shall mean the Property comprising a part of the Plant, title to which is now or hereafter held individually by an Owner.

     "Parent Guarantee" or "Parent Guarantees" shall mean those certain agreements of guarantee and undertaking referred to in Section 2.4, the forms of which are attached as Exhibits B-1, B-2 and B-3 to this Agreement, or any similar agreement delivered by a Parent Guarantor of a transferee pursuant to
Section 9.3.2.

     "Parent Guarantor" shall mean a corporation named in Section 2.4 or a parent company of a transferee, which executes and delivers a Parent Guarantee relating to an Owner.

     "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "Plant" shall mean (i) the land, pot lines and related facilities and fixtures at the NSA aluminum reduction facility located at Hawesville, Hancock County, Kentucky, (ii) all facilities and fixtures necessary for the current operation of the Plant such as the power substations, Cast House and Cast House equipment, anode bake oven, paste plant, alumina silo, rodding shop, water treatment and pollution control facilities, and (iii) any additional land, and any additional facilities and fixtures, acquired or constructed after the date hereof by joint agreement of the Owners and at their joint expense. The Plant, as currently existing under clauses (i) and (ii), is described in Exhibit C.

     "Plant Assets" shall mean all Property comprising the Plant, and shall include the Owner's Plant Assets of each Owner and the Jointly-Owned Property.

     "Primary Aluminum" shall mean aluminum products (e.g., T-ingot, foundry ingot and sow) resulting from the casting of Molten Metal.

     "Property" shall mean any interest of any kind in property or assets, whether real personal or mixed, and whether tangible or intangible.

     "Rated Capacity" shall mean, assuming normal operating conditions and taking into account maintenance and other technical requirements, 237,000 Tons of Molten Metal per year.

     "Reconstitution" shall have the meaning specified in Section 9.1.4.

     "Related Company" shall have the same meaning as Affiliate except that the reference in the definition of Affiliate to one hundred percent (100%) control shall be changed to twenty percent (20%) control.

     "Representative" shall have the meaning specified in Section 3.1.1.

     "Secured Party" shall have the meaning specified in Section 9.2.1(a).

     "Shared Services Agreement" shall mean the Shared Services Agreement entered into by the Owners with Southwire as of the date hereof, as the same may be amended, modified or supplemented from time to time.

     "Southwire" shall mean Southwire Company, a Delaware corporation.

     "Tangible Net Worth" shall mean as at any date the sum for a Parent Guarantor and its consolidated subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP or international accounting standards, as applicable, in each case consistently applied), of the following:
(a) the gross book value of assets (excluding goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other intangibles) minus (b) the sum of the following: (i) reserves applicable to the assets referred to in the foregoing clause (a), (ii) all liabilities (including accrued and deferred income taxes) and subordinated indebtedness to the extent they are not subordinated to the Owners' obligations under this Agreement, and (iii) all minority interests.

     "Ton" shall mean a metric ton of 1,000 kilograms (2,204.6 pounds).

     Section 1.2 References in Agreement. In this Agreement, unless the context otherwise requires:

          1.2.1 References to an Article, Section or Exhibit shall be construed as references to that specified Article or Section of or Exhibit to this Agreement.

          1.2.2 References to a document (including this Agreement), or to any provision of any agreement, shall be construed as references to that document or provision as amended or supplemented from time to time upon the written agreement of the parties thereto and with any further consent which may be required.

                                   Article II

                        JOINT USE; NO ENTITY; GUARANTEES

     Section 2.1 Joint Use. The Owners, each owning its Owner's Plant Assets and holding an undivided interest in the Jointly-Owned Property as a tenant in common, hereby agree to cause the Operator to use and operate the Plant for their joint use and benefit in accordance with the terms and provisions of this Agreement. The Operator agrees to use and operate the Plant for the joint use and benefit of the Owners and for its own benefit in accordance with the terms set forth in this Agreement.

     Section 2.2 Intent.

          2.2.1 No Entity or Agency. The Owners intend by this Agreement to provide for the use of their respective Interests in the Plant for the conversion of Alumina into Molten Metal or Primary Aluminum, as provided for in this Agreement. The parties do not intend by this Agreement to establish a corporation, association, partnership or other entity of any kind. This Agreement is not entered into for the production of profit to the parties, except with respect to (i) each Owner's own use or disposition of Aluminum Product produced at the Plant and (ii) the Management Fee payable hereunder to the Operator.

          2.2.2 Tax Election. At the earliest opportunity, the parties shall take all action necessary to elect, to the extent that this Owners Agreement or any related agreements give rise to an organization treated as a partnership for tax purposes, that such organization shall be excluded from the application of all of the provisions of Subchapter K of the Internal Revenue Code of 1986, as amended, pursuant to the provisions of
     Section 761(a) thereof and the regulations thereunder.

     Section 2.3 Joint Ownership; Waiver of Partition.

          2.3.1 Ownership of Jointly-Owned Property as Tenants in Common. The Jointly-Owned Property, both as currently existing and as hereafter acquired or constructed, shall be owned by the Owners as tenants in common, in undivided interests in proportion to their respective Interests, and not owned by the Operator or any partnership or association of any kind of the Owners. The Owners acknowledge that their respective Owner's Plant Assets, their respective Interests and their respective tenancy in common interests in the Jointly-Owned Property are separate.

          2.3.2 Waiver of Partition. Except as provided in Section 13.2, each of the Owners waives all rights to partition any portion of the Plant by judicial proceedings.

          2.3.3 Disposition of Jointly-Owned Property, Owner's Plant Assets. Except as provided in Article IX, all sales or other dispositions of any Jointly-Owned Property shall require the unanimous consent of the Owners, provided that (a) any sale or disposition not exceeding $2 million with respect to a single transaction, or any separate but related transactions not exceeding $5 million in the aggregate, during any twelve (12) consecutive calendar months, shall be effectuated upon the majority vote of the Owners on the basis of their respective Interests, and (b) any sale or other disposition for which a majority vote is sufficient under clause (a) may be effectuated by an Owner whose Interest exceeds fifty percent (50%) without the need for a vote by the Owners, and such Owner shall give notice of any such sale or other transfer to the other Owners. Except in connection with a disposition of all or part of its Interest as may be permitted pursuant to Article IX, neither Owner shall dispose of its Owner's Plant Assets without the prior written consent of the other Owner.

     Section 2.4 Parent Guarantees.

          2.4.1 The parties acknowledge that Century and Glencore have executed and delivered the Parent Guarantees in the forms attached as Exhibits B-1 and B-2 to this Agreement, respectively.

                                  Article III

                       ACTION BY OWNERS; OWNERS COMMITTEE

     Section 3.1 Authority to Bind Owners.

          3.1.1 Action by Owners Required. With respect to the subject matter of this Agreement and subject to Sections 3.1.2 and 10.2, the Owners shall only act (i) through resolutions adopted by the Owners Committee which shall be composed of a minimum of one and a maximum of two persons per Owner (collectively, the "Representatives"), selected in the manner specified in Section 3.3, (ii) through resolutions adopted by other committees to the extent authorized by the Owners Committee pursuant to
     Section 3.7, or (iii) by written consent of the Owners executed in one or more counterparts on behalf of each Owner by its President or other authorized officer or signatory. Action taken by the Owners by written consent as provided by clause (iii) shall not constitute an amendment of this Agreement.

          3.1.2 Operator's Actions. In addition to actions taken by the Owners as provided in Section 3.1.1, the Owners shall be bound by all actions taken by the Operator within the scope of authority delegated to it under the terms of this Agreement.

          3.1.3 No Unilateral Action. No Owner shall have the right or authority by its own act to bind any other Owner, any of the Plant or the Jointly-Owned Property (except for encumbrances on its Owner's Interest or its Owner's Plant Assets as permitted under Section 9.2 or as provided in
     Section 2.3.3), or any of the assets or property of the other Owner or the Operator, nor shall any Owner represent or hold itself out to any third party as having such right or authority.

     Section  3.2  Owners  Committee.  The  Owners,  acting  through  the Owners
Committee, shall be responsible for the general management of the Plant's operations and facilities, including supervision and control of the Operator's performance of those responsibilities delegated to the Operator under this Agreement. The Owners Committee also shall have the responsibility of supervising and controlling the activities of any committee appointed pursuant to Section 3.7.

     Section 3.3 Appointment of Representatives.

          3.3.1 Appointment Procedure. Each Owner shall appoint upon execution of this Agreement, and may appoint from time to time thereafter subject to the provisions of Section 10.2, up to two Representatives to serve on the Owners Committee. If two Representatives are appointed by an Owner, one shall be designated its "Principal Representative" and the other its "Alternate Representative". If only one Representative is serving on the Owners Committee for an Owner, that Representative shall be the Principal Representative of that Owner. If all Representative positions allotted to an Owner are vacant, the Owner's President shall be deemed to be the Principal Representative of that Owner, and shall serve in such capacity until that Owner appoints a Representative to serve on the Owners Committee.

          3.3.2 Dismissals and Replacements. Subject to Section 10.2, any Representative appointed by an Owner may only be dismissed from the Owners Committee or replaced as a Principal Representative or Alternate Representative by that Owner. Any vacancies in positions on the Owners Committee allotted to an Owner may only be filled by that Owner, in each case by delivering written notice to the other Owner. Any such notice shall be effective immediately upon receipt by the other Owner unless a later
     effective   date  is  specified  in  the  notice.

          3.3.3 General. Each Representative appointed by an Owner shall represent the interests and act on behalf of that Owner. Representatives shall not be deemed to be employees or agents of the Plant or the Operator, and except as specifically provided for herein, their salary, expenses and other compensation shall be the responsibility of the appointing Owner.

     Section 3.4 Meetings of the Owners Committee; Written Consents in Lieu of Meetings.

          3.4.1 Holding of Meetings. The Owners Committee shall meet quarterly, with additional meetings if required to effectuate the intent and purpose of this Agreement. Meetings of the Owners Committee may be (i) held at the Plant facilities or at such other place as agreed to by a Representative of each Owner, or (ii) conducted by conference telephone, which for purposes of this Article III shall include any means of audio transmission which permits each Representative participating in such a meeting to hear and be heard by each other participating Representative.

          3.4.2 Quorum; Calling of Meetings. Subject to Section 10.2, meetings of the Owners Committee shall require the attendance, or participation in a telephone conference, of at least one (1) Representative appointed by each Owner in order to constitute a quorum for the transaction of business. Any Representative may call a meeting of the Owners Committee upon ten (10) calendar days prior notice to each of the other Representatives. Meetings of the Owners Committee may be held at any time without notice if the Principal Representatives of each Owner participate in the meeting. Notice to Representatives shall be given care of the appointing Owner at such Owner's address and in the manner specified for notices under this Agreement. Any Representative may request the attendance of officers of the Operator or advisors at a meeting.

          3.4.3 Written Consents. In lieu of holding a meeting, the Owners Committee may act by means of a written consent containing the text of the resolutions proposed for adoption, and such written consent shall become effective upon receipt by each Owner of a fully executed original (or set of original counterparts) signed by the Principal Representative of each Owner.

     Section 3.5 Intentionally Omitted.

     Section 3.6 Voting Requirements.

          3.6.1 In General. Except as provided in Section 3.6.2, decisions of the Owners Committee shall require a majority of the votes cast for approval.

          3.6.2 Matters Requiring Unanimous Consent. Decisions regarding any of the following shall require the unanimous consent of the Owners Committee or, in the alternative, written consent of the Owners as provided in
     Section 3.1.1(iii) (for purposes of this Section 3.6.2, references to "Plant Assets" shall be deemed not to include any Owner's Plant Assets):

               (a) Approval of the annual operating budgets and annual capital budgets for the operation and maintenance of the Plant, and any increases in such budgets in excess of five percent (5%) (it being understood that increases in such budgets of five percent (5%) or less, which shall not require unanimous consent of the Owners Committee, shall not include any costs of the type identified in paragraph (j) of this Section 3.6.2);

               (b) Approval of any capital  expenditures for the Plant in excess
          of  $2.5  million  and  approval  of  separate  but  related   capital
          expenditures in excess of $3.5 million in the aggregate;

               (c) Sales of any Plant Assets where such sales exceed $2 million with respect to a single transaction or $5 million in the aggregate with respect to separate but related transactions during any twelve
          (12) consecutive calendar months, except as permitted by Article IX;

               (d) Placing of Liens on any Plant Assets,  except as permitted by
          Article IX;

               (e) Entering into any lease or lease purchase for equipment or other Property for the Plant exceeding $2.5 million in total payments in a single transaction or transactions aggregating in excess of $5 million in total payments with respect to separate but related transactions in any twelve (12) consecutive calendar months;

               (f)  Selecting  the  Auditors  as  provided  in Section  5.5,  or
          dismissing   the  Auditors  prior  to  completion  of  their  term  of
          engagement;

               (g) Except as otherwise may be expressly permitted hereunder, entering into, amending, modifying, supplementing, renewing, extending, terminating or rescinding any agreement that is necessary for the operation of the Plant and that has a fixed term of more than one year;

               (h) Any action for the abandonment or total or partial suspension of operations of the Plant or the resumption of operations after a suspension of operations;

               (i) Approving any contract between the Operator and any Owner or any Related Company of the Operator or an Owner or any amendment thereto or waiver thereunder;

               (j) Approving the engagement of any employees of either Owner or any of their Affiliates (other than the Operator) at the Plant or otherwise in connection with the operation of the Plant, and allocating the costs thereof as Operating Costs as provided for in this Agreement (such costs to be reflected in the operating budgets for the Plant);

               (k) Adopting or changing any rules of the Owners Committee, or any rules regarding Cast House allocation pursuant to Section 7.5.1;

               (l) Subject to the terms of Section 9.2, 9.4 and 10.5 to the extent that they relate to enforcement or bankruptcy proceedings, commencing or settling any litigation, proceeding or claim involving any Plant Assets or the operation of the Plant where (i) all Owners are parties, (ii) the relief sought affects title to assets having a value in excess of $1,000,000 or (iii) expenditures or losses would exceed $1,000,000;

               (m) Changing the accounting principles and procedures referred to in Section 5.4, the cost accounting system referred to in Section 5.7.2, or the insurance requirements referred to in Section 8.1.1;

               (n) Amending, modifying, supplementing, renewing, extending, terminating or rescinding any contract or agreement which required Owners Committee approval for execution;

               (o) Establishing other committees of the Owners and delegating responsibilities to them, provided that any such committee shall have at least one member designated by the Principal Representative of each Owner as the "Representative" of that Owner for purposes of voting;

               (p) Subject to Section 10.8, terminating, or amending or modifying the terms of, the appointment of or replacing the Operator at any time during which Century or its Affiliates hold a fifty percent (50%) or greater Interest in the Plant;

               (q) Selecting the general manager for the Plant, who shall direct all personnel at the Plant in accordance with the policy decisions of the Owners Committee; and

               (r) Such other matters as the Owners may agree to in writing from time to time.

     Section 3.7 Other Committees. The Owners Committee may from time to time establish such other committees, in accordance with Section 3.6.2(o), with such responsibilities and authority as may be specified by resolution.

     Section 3.8 Minutes. Minutes shall be taken at each Owners Committee meeting or other committee meeting by the person designated as meeting secretary, and copies of such minutes shall be sent to each member of the Owners Committee or such other committee and shall be deemed approved if no objection is raised within fourteen (14) days after receipt by all members of the relevant committee.

     Section 3.9 No Liability of Committee Members. None of the members of the Owners Committee or any other committee shall be personally liable to the Owners or the Operator for any loss, cost or damage arising out of or in connection with the management, operation or conduct of such committees and/or of the business and affairs of the Plant.

                                   Article IV

                            OPERATIONS AND MANAGEMENT

     Section 4.1 Intent. The Owners intend by this Agreement to provide for the use of their respective Interests to convert Alumina owned separately or otherwise separately supplied by the Owners into Aluminum Product. Except as otherwise specifically provided in this Agreement, no agency is created or is to be implied with respect to any Owner or the Operator.

     Section 4.2 Operations. Unless otherwise unanimously agreed by the Owners, the Owners' obligations regarding the operation of the Plant shall be performed by the Operator pursuant to the terms of this Agreement. The Operator shall operate and manage the Plant on behalf of and for the benefit of the Owners in accordance with the terms hereof and in an efficient and cost effective manner pursuant to budgets and programs approved by the Owners Committee in accordance herewith.

     Section 4.3 Compliance with Law. The Owners desire that the operation of the Plant will be carried out in compliance with all laws and regulations applicable thereto, and the Operator will use its best efforts to ensure that the operation of the Plant so complies.

     Section 4.4 Operator's Ownership of Intellectual Properties. The Operator in the performance of its duties hereunder may develop, invent or improve technologies, practices, procedures, methods, materials or equipment at the Plant or may obtain the right to use intellectual properties developed by third parties (collectively, "Intellectual Properties"). The Operator shall retain all right and title in and to all Intellectual Properties notwithstanding any payment of fees or other expenses to the Operator by the Owners. Each Owner shall have the non-exclusive right to use and enjoy the benefits of the Intellectual Properties at the Plant and shall have the right to sell world-wide any Aluminum Product produced at the Plant by employing any of the Intellectual Properties. An Owner shall have no other rights in or to the Intellectual
Properties and shall have no license to use, sell or enjoy the Intellectual Properties except as expressly set forth in this Section 4.4. This limitation on each of the Owner's rights shall not apply to any (i) information which was known to an Owner prior to the date of this Agreement and such prior knowledge can be reasonably demonstrated by reference to existing written records; (ii) information which appears in issued patents, published patent applications or other publications of general public circulation, including those of the aluminum industry, other than by acts or omissions of an Owner; (iii) information which an Owner lawfully obtained from any third party which is legally in possession of such information and has a right to reveal same to Owners; or (iv) information which is independently developed by an Owner without breaching this Agreement.

                                   Article V

                      FINANCIAL MANAGEMENT; MANAGEMENT FEE

     Section 5.1 Budgets. On or before November 1 of each year the Operator shall submit to the Owners Committee a proposed operating budget for the next calendar year and a proposed capital expenditure budget for the next calendar year. Such proposed budgets shall include the amounts estimated to be payable by each Owner for the calendar year and each quarter thereof, taking into consideration all cash balances anticipated to be held or generated by the Operator. As early as possible before the beginning of each calendar year, the Owners Committee, by unanimous vote, shall approve in principle the operating budget and the capital budget for that calendar year. The Owners Committee by unanimous vote may amend any budget from time to time.

     Section 5.2 Implementation of Approved Budgets. The Operator shall use its best efforts to implement each approved operating budget and each approved capital expenditure budget and to carry out all its activities and operations hereunder in accordance therewith.

     Section 5.3 Emergency or Unexpected Expenditures. In case of emergency, the Owners agree that the Operator may take any reasonable action it deems necessary to protect life, limb or property or to comply with law or government regulation. The Operator may also make reasonable expenditures for unexpected events which are beyond its reasonable control. The Operator shall promptly notify each member of the Owners Committee of the emergency or unexpected expenditure, and all resulting costs shall thereupon be charged to the Owners in proportion to their respective Interests at the time the emergency or unexpected expenditures are incurred.

     Section 5.4 Accounting Principles and Procedures. The Owners Committee shall review accounting principles and procedures that are utilized by the Operator in operating the Plant, which shall include the types of books and records to be maintained, the procedures for collections of amounts required from the Owners and disbursements relating to operations of the Plant and the nature of data and reports provided to the Owners or the Owners Committee.

     Section 5.5 Books, Records, Reports and Auditors.

          5.5.1 Books and Records. The Operator shall maintain such books and records relating to Plant Assets and the operation of the Plant as are required by applicable law or the Owners Committee. Such books and records shall contain such data as are reasonably required by each of the Owners necessary to record and reflect the financial position (including an asset register) and obligations of the Owners in accordance with the terms of this Agreement.

          5.5.2 Reports. The Operator shall furnish to every member of the Owners Committee periodic cash forecasts and reasonable advance notice, pursuant to the procedures established from time to time by the Owners Committee, of any major payments that may be required to be made by the Owners, and furnish to every member of the Owners Committee within thirty
     (30) days after the end of each calendar month a statement of operations of the Plant for such calendar month in such form as is approved by the Owners Committee, including any adjustments of the type required under Section 5.7.6.

          5.5.3 Auditors. The Owners Committee shall designate a firm of independent auditors to opine upon the statements relating to the operations of the Plant as of the end of each calendar year and for the calendar year then ended (the "Auditors"). The firm initially designated by the parties is Deloitte & Touche LLP. The audited statements shall be received by each of the members of the Owners Committee within ninety (90) days after the end of such calendar year.

     Section 5.6 Bank Accounts.

          5.6.1 Establishment of Accounts. The Operator shall maintain one or more bank accounts in its name as approved from time to time by the Owners Committee.

          5.6.2 Deposits and Disbursements of Funds. The Operator shall deposit into such account(s) all payments which it receives from any Owner under this Agreement, all amounts which it receives as damages or under warranties relating to any Plant Assets, and all proceeds which it receives as a result of the sale, lease, license or other disposition of any Plant Assets, and the Operator shall pay from such account(s) all expenses permitted to be paid by it under this Agreement and all distributions to the Owners of amounts received with respect to any Plant Assets (which shall not include an Owner's Plant Assets); provided that the Operator shall be permitted to offset amounts due from and payable to a particular Owner.

          5.6.3  Signatory  Powers.  Subject  to the  limitations  specified  in
     Section 3.6.2 and any other conditions determined from time to time by the Owners Committee, all checks, notes, bills of exchange, drafts or other documents for the payment of money for Plant purposes shall be signed in the name of the Operator by the Plant's General Manager or controller or by such other employees of the Operator as shall be approved by unanimous vote of the Owners Committee.

     Section 5.7 Charges.

          5.7.1 Operating Costs.

               (a) Each Owner shall be charged and obligated to pay the Operator, in the manner provided in Sections 5.7.3 and 5.7.4, the Operating Costs for each Ton of Molten Metal produced at the Plant pursuant to this Agreement as part of such Owner's Basic Tonnage and Allocated Excess Tonnage.

               (b) The Operating Costs per Ton of Molten Metal produced during any period shall be the Operating Costs for such period divided by the number of Tons of Molten Metal produced for all of the Owners in such period.

               (c) The Operator shall use its best efforts to ensure that Operating Costs are kept at a minimum consistent with the legal, proper and efficient operation of the Plant.

               (d) The  Operating  Costs  billable by the Operator to the Owners shall include all costs, expenses and charges incurred by the Operator for the operation, maintenance and repair of the Plant, computed on an accrual basis in accordance with GAAP and subject to confirmation by the Auditors as provided in Section 5.5.3 of this Agreement, and shall include without limitation the cost to Operator of the funding of actuarial cost obligations accruing under any pension plans determined under the funding methods used to determine costs under the plans, and the payment of other obligations accruing under any employee benefit plans, group life insurance plans, major medical plans, medical (including drug) reimbursement plans, salary continuation plans, supplemental unemployment benefit plans and welfare plans, severance or termination of pay plans, and retiree benefit, savings, bonus or profit-sharing plans (collectively with all such pension plans, the "Employee Benefit Plans"), but only to the extent the expenses incurred by the Operator with respect to any Employee Benefit Plan do not exceed the funding or payment requirements, for employees generally or for particular classes of employees, approved by unanimous vote of the Owners Committee or (in the absence of such action by the Owners Committee) such funding or payment requirements as are based on the terms of such Employee Benefit Plans as they existed as of the date hereof, it being understood that no unanimous approval of the Owners Committee for expenses incurred by Operator with respect to actuarial cost obligations under the pension plans shall be required if such expenses are within the range proposed in the annual actuarial study for the relevant year based on actuarial funding methods and assumptions consistent with those contemplated under the then applicable funding or payment requirement terms of that pension plan, as provided above.

     5.7.2 Extras.

               (a) Each Owner agrees to pay the Operator, in the manner provided in Section 5.7.3, for each Extra requested by it as determined in accordance with the cost accounting system for the Plant established by the Owners Committee. The cost accounting system shall be installed and used throughout the term of this Agreement by the Operator to determine the proper allocation among the Owners of the costs of operating the Cast House.

               (b) If the Owners Committee does not approve a proposed change in the cost accounting system requested by an Owner, the Owner requesting a change shall have the right to request the Auditors to review the cost accounting system then being employed to ascertain whether such system should be changed in the manner sought by such Owner in order more accurately to allocate costs among the Owners. The expenses of such Auditors' review shall be borne by the Owner which requested the review, if the Auditors determine no change is required, or by the Owner which voted against the requested change, if the Auditors recommend such change. Any change in such system recommended by the Auditors shall be effective for the calendar months following the calendar month in which the request was made for review by the Auditors.

          5.7.3 Calculation of Charges. The Operator shall calculate charges for Operating Costs, Extras and other amounts as may be due from the Owners or a particular Owner, prepare statements to the Owners relating to their respective shares of Operating Costs and such other amounts, and receive and deposit into the Operator's bank account(s) all sums paid to the Operator for the account of the Owners, all in the manner provided in the procedures established by the Owners Committee.

          5.7.4 Payment of Charges.

               (a) Charges for Operating Costs, Extras and other amounts as may be due under this Agreement shall be collected from the Owners by the Operator at the times and in the manner provided in the procedures established by the Owners Committee.

               (b) In general, it is intended that the Operator shall have neither more than nor less than such funds as are required to operate the Plant efficiently. Each Owner shall make funds available so they may be drawn on a daily basis through the Operator's bank account. The procedures to be established by the Owners Committee shall require the Operator to give the Owners Committee periodic cash forecasts and reasonable advance notice of any major payments that may be required to be made.

               (c) Notwithstanding any dispute with respect to the amount requested to be paid by an Owner, each Owner shall pay the amount requested within ten (10) days after the receipt of such request, all payments being subject to adjustment as provided in Sections 5.7.5 and 5.7.6.

          5.7.5 Year End Adjustments.

               (a) Within ninety (90) days after the end of each calendar year the Operator shall submit to the Owners: (i) financial statements showing the items of the Operating Costs for such year, (ii) a statement showing the Extras performed during such year, and (iii) a statement showing any other amounts payable by each Owner or received from each Owner under this Agreement, all of which statements shall reflect adjustments for partial calendar months included in such calendar year and shall be audited by the Auditors.

               (b) Within ten (10) days after the receipt of such statements, all such adjustments, including any repayment from the Operator, shall be made as may be necessary to make the respective payments of each Owner for such year conform to its respective obligations under this Agreement for such calendar year, as shown by such statements.

          5.7.6 Resolution of Disputed Charges.

               (a) If any Owner disputes the calculation or allocation of charges for Operating Costs, Extras or any other amounts hereunder, it shall give notice of such dispute to the Operator and the other Owners setting forth the details of its dispute. If the disputing Owner and the Operator cannot satisfactorily resolve the dispute within thirty
          (30) days, the disputing Owner may request the dispute to be referred to the Auditors, whose decision shall be binding on the parties. Payments arising out of resolution of such disputes shall be made within ten (10) days of the resolution.

               (b) If the Auditors recommend an adjustment which exceeds the lesser of $100,000 or five percent (5%) of the amount in dispute, the Auditors' fees shall be paid by the Operator. Otherwise, the disputing Owner shall pay the Auditors' fees.

          5.7.7 Financing and Other Costs. Each of the Owners shall pay and be responsible for its own (i) charges for interest and other costs related to financing its payments required to be made hereunder, and (ii) costs of transportation of Alumina.

          5.7.8 Power Contract. In the event that the Owners agree that the current power contracts entered into by the Operator for the supply of electrical power to the Plant may be assigned to an Owner, pro rata, the Owners shall enter into an agreement containing terms and conditions acceptable to the Owners which provides, inter alia, that the Owners shall have the obligation to supply their pro rata share of electrical power to the Plant for the operation thereof at its then rated capacity and that the Owner to which its pro rata portion of the power contract is assigned shall reimburse the other Owner for any increase in Operating Costs attributable to any replacement source of electrical power and for any reduction in capacity of such other Owner as a result of any failure to provide such electrical power.

          5.7.9 Management Fee. For each calendar quarter during the term of this Agreement, GAC shall pay to the Operator, quarterly in arrears, a fee (the "Management Fee") as full compensation for all services of the Operator provided under this Agreement. The Management Fee payable by GAC shall be based solely upon the value of Aluminum Product produced at the Plant. The Management Fee for a calendar quarter shall be an amount equal to the product obtained by multiplying (x) the amount in pounds of Aluminum Product produced for the account of GAC as an Owner during the applicable calendar quarter and (y) 3/4 of 1% of the arithmetic average of the daily settlement price per pound of aluminum on the London Metal Exchange ("LME") as published in "Metal Bulletin" as the seller's price under the caption "Daily Metal" for each calendar month during the calendar quarter immediately preceding the calendar quarter for which payment is to be made. The LME settlement price is a basis agreed to by the parties upon which a value of Primary Aluminum in major free world markets can be established. If a significant change occurs in its historic relationship to free world values, and such change is for a duration of nine (9) months or longer, the parties, upon the request of either of them, agree to meet to discuss in good faith an alternative basis for establishing such value. If the LME shall cease to trade aluminum or the aluminum settlement price of the LME is no longer published, the "value of Primary Aluminum" shall mean the generally accepted substitute for the aluminum settlement price of the LME. If there is no such generally accepted substitute the parties in good faith shall select a substitute. Failing such agreement, the "value of Primary Aluminum" shall be submitted to arbitration as provided in Section 13.11. The Operator shall invoice GAC for the amount of the Management Fee due for each calendar quarter promptly after the end of such calendar quarter and GAC shall pay such amount within ten (10) calendar days after receipt of such invoice.

                                   Article VI

                           OBLIGATIONS OF THE OPERATOR

     Section 6.1 Plant Operation Services. In addition to the obligations of the Operator specified in Article V and elsewhere in this Agreement, and subject to the supervision by the Owners through the Owners Committee and to the limits imposed on the Operator herein, the Operator shall perform, in its own name as agent for an undisclosed principal, but in all cases on behalf and for the benefit of the Owners, all tasks required for the operation, maintenance and repair of the Plant in the manner contemplated by this Agreement; and without limiting the generality of the foregoing the Operator shall:

          6.1.1 purchase and store all materials, supplies and other personal property necessary for the operation, maintenance and repair of the Plant (other than Alumina, which the Owners shall be required to deliver pursuant to Article VII hereof);

          6.1.2 purchase or otherwise arrange for the provision of all services and utilities necessary for the operation, maintenance and repair of the Plant, and for that purpose the Operator shall continue to perform on behalf and for the benefit of the Owners all contracts or other agreements relating to such services and utilities which are currently in force and to which an Owner is a party or in which an Owner has an interest;

          6.1.3 receive delivery of all Alumina delivered by or on behalf of the Owners, unload such Alumina and store such Alumina and provide for the conversion of such Alumina into Aluminum Product, deliver to the Owners their allocable portions of the Aluminum Product in accordance with the Owners Agreement upon completion of production, and keep complete records with respect to the Alumina furnished and converted for each Owner;

          6.1.4 take all commercially reasonable actions in order to permit the Owners to perform their obligations under the Aluminum Supply Agreement including without limitation the obligations for the delivery of Aluminum Product to Southwire;

          6.1.5 if and to the extent so requested by an Owner, place such Owner's non-molten Aluminum Product in storage at the Plant for a handling charge determined by the Operator and billed to that Owner as provided in this Agreement, take such commercially reasonable measures as appropriate to segregate all Aluminum Product stored for that Owner, issue a holding certificate in customary form and execute financing statements and documents of similar nature provided by such party, and mark all Aluminum Product owned by an Owner with a distinctive mark acceptable to such Owner which shall be sufficient to identify that Aluminum Product as the property of such Owner;

          6.1.6 repair and maintain the Plant in good operating condition and in accordance with generally accepted repair and maintenance standards;

          6.1.7 secure all operating permits, licenses and approvals necessary to the continued operations of the Plant, conduct operations of the Plant in accordance with applicable laws and regulations, maintain Plant security, and not permit actions to occur which would cause default or violations of any such operating permits, licenses and approvals; provided, however, that Operator shall have no liability or obligation with respect to permits and approvals that were to have been obtained by Southwire before the date hereof, except to use Operator's reasonable efforts to obtain same;

          6.1.8 recruit and employ all personnel necessary to operate and manage the Plant, instruct and train such employees in the processes and procedures used in the Plant, and advise the Owners Committee concerning employee training programs for the Plant and, in furtherance of its obligations under this Section 6.1.8, perform all of the obligations of CAK under the Collective Bargaining Agreement;

          6.1.9 perform, on behalf of the Owners, all of the obligations of the Owners under the Shared Services Agreement, the Environmental Access and Cooperation Agreement and the Pump and Treat Building Lease Agreement and any other contracts which may be entered into by the Owners with a third Person relating to the operation of the Plant; and

          6.1.10 perform all obligations required of the Operator under contracts entered into by the Operator under this Section 6.1, and exercise its best efforts to cause the other parties to perform all obligations required to be performed by such other parties under such contracts.

          6.1.11 Nothing in this Agreement shall be deemed to authorize the Operator to perform any act on behalf of the Owners which requires the unanimous consent of the Owners Committee under Section 3.6.2 hereof unless such consent has been given in the manner required under Section 3.6.2 hereof.

     Section 6.2 Management Services. In addition to its other undertakings set forth in this Agreement, the Operator agrees to provide to the Owners all management, advisory and consultation services reasonably necessary for the efficient operation and management of the Plant, and in particular will:

          6.2.1 from time to time make available to the Owners for consultation, engineers and experts familiar with the processing and engineering problems relating to the efficient operation and maintenance of aluminum reduction plants, including pot room operations, power utilization, computer usage, testing, carbon plant operations, cast house operations, environmental controls and maintenance procedures;

          6.2.2 advise the Owners in relation to the acquisition of equipment and supplies for the Plant;

          6.2.3   advise   the   Owners   concerning   financial   and   general
     administrative and control, and employee relations and remunerations;

          6.2.4 advise the Owners on the uses of processes and other changes resulting from the Operator's continuing experience and study in the operation of aluminum reduction plants, which processes and changes shall be made available to the Owners on a non-exclusive royalty free basis, but without right to sublicense; and

          6.2.5 provide guidance and advice as requested by the Owners or the Owners Committee.

     Section 6.3 Authorization to Act.

          6.3.1 The Owners hereby authorize CAK, in its capacity as the "Operator" under this Agreement, to do the following acts without need for further Owners Committee approval, until such time as the Owners Committee shall determine otherwise by unanimous vote:

               (a) sell any Plant Assets (other than an Owner's Plant Assets) where such sales do not exceed $2 million with respect to a single transaction or $5 million in the aggregate with respect to separate but related transactions during any twelve (12) consecutive calendar months;

               (b) enter into any lease or lease purchase for the Plant not exceeding $2.5 million in total payments in a single transaction or transactions aggregating in excess of $5 million in total payments with respect to separate but related transactions during any twelve
          (12) consecutive calendar months;

               (c) enter into, amend or terminate any agreement that is necessary for the operation of the Plant and that has a fixed term of one year or less;

               (d) commence or settle any litigation, proceeding or claim involving any Plant Assets (other than an Owner's Plant Assets) where none of the following conditions is satisfied: (i) both Owners or any of their affiliates are parties, (ii) the relief sought affects title to assets having a value in excess of $1,000,000 and (iii) expenditures or losses would exceed $1,000,000.

          6.3.2 If the Plant is damaged or destroyed in whole or in part, the Owners and the members of the Owners Committee, on behalf of themselves and any subsequent transferee of all or part of their respective Interests, hereby authorize CAK, independently of its capacity as "Operator" under this Agreement and for so long as the Interest of NSA or any Affiliate of NSA is greater than fifty percent (50%), to repair the damaged portion or rebuild or replace the destroyed portion on behalf of the Owners in such manner as CAK shall reasonably deem appropriate so as to restore the same as nearly as possible to the capacity thereof immediately prior to such damage or destruction, provided the cost of repairing such damage does not exceed $2.5 million. In connection with any such repair activities, CAK shall consult with the Owners Committee and keep it informed of its repair activities, and shall bill the Owners directly for such repair costs.

     Section 6.4 Liability of the Operator. The Operator shall be liable to the Owners for, and shall indemnify and hold each of them and their respective officers, employees and agents harmless from, any claims, losses or expenses arising as a result of acts or omissions of the Operator's management personnel (first line supervisor or higher) constituting, on a repetitive basis, gross negligence or willful misconduct. The preceding sentence shall not be deemed to limit the Operator's obligation to repay any amounts billed to and paid to it as Operating Costs which are ultimately determined by the Auditors not to be Operating Costs.

                                  Article VII

                                   CONVERSION

     Section 7.1 Conversion Rights and Obligations.

          7.1.1 Obligation to Convert. The rights and obligations of the Owners to convert Alumina to Molten Metal or Primary Aluminum at the Plant are set forth in this Article VII.

               (a) Except as otherwise provided in this Agreement

                    (i) the  Operator  shall  endeavor  to operate  the Plant at
               Rated Capacity or higher;

                    (ii) each Owner  agrees to supply or cause to be supplied to the Plant the quantity of Alumina necessary for the production of such Owner's Basic Tonnage and Allocated Excess Tonnage, if any; and

                    (iii) each Owner will be entitled to Molten  Metal  produced at the Plant in proportion to its Basic Tonnage and its Allocated Excess Tonnage, if any, provided it supplies Alumina for conversion in accordance with the provisions of this Article VII.

          7.1.2 Reduction of Basic Tonnage.

               (a) If, from time to time, an Owner desires to reduce its Basic Tonnage, it shall notify the other Owner, at least ninety (90) days prior to the date that it desires the reduction to become effective, of the amount of the reduction, the date the reduction is to be effective and the period of time (which shall not be less than ninety
          (90) days) that such reduction is to be in effect.

               (b) If an Owner gives notice to reduce its Basic Tonnage, the other Owner (the "eligible Owner") shall have the right to assume all or part of the available tonnage or conversion capacity, for all or a portion of the time that such tonnage or conversion capacity shall be made available, such right to be exercised by giving notice to the Owner seeking to reduce its Basic Tonnage, within sixty (60) days of receipt of the notice of reduction, specifying the amount of the available tonnage to be assumed and the period of time that such assumption is to be in effect.

               (c) The giving of the notice of assumption specified in paragraph
          (b) shall thereby commit the eligible Owner to convert the tonnage in the amount and for the time therein designated upon the terms herein provided. Any portion of the reduction in tonnage or tolled tonnage of an Owner which is committed for by the other Owner pursuant to this
          Section 7.1.2 for any period of time shall not be part of the Basic Tonnage of the Owner making the reduction for such period and shall for such period be part of the Basic Tonnage of the Owner which committed for the tonnage made available by such reduction or offer to Toll.

          7.1.3 Failure to Convert Basic Tonnage. If (i) an Owner has given notice to the other Owner pursuant to Section 7.1.2 to reduce its Basic Tonnage and the other Owner does not commit to convert all of the tonnage made available by such reduction pursuant to Section 7.1.2, or (ii) an Owner fails (for any reason, including a reason constituting force majeure) to supply Alumina sufficient for the production of its Basic Tonnage and the other Owner does not utilize the tonnage made available by such failure, then the Owner making the reduction or failing to supply, as the case may be, shall pay to the other Owner, within thirty (30) days after the end of each calendar month, the amount of any increase in the Operating Costs per Ton incurred by such other Owner during such calendar month which is attributable to such reduction or failure to supply. The amount of any such increase shall be determined by the Operator by reference to the cost accounting system utilized for the Plant, and shall be subject to possible adjustment as provided in Section 5.7.5.

          7.1.4 Available and Allocated Excess Tonnage.

               (a) The Operator shall promptly notify the Owners of the availability of any capacity to produce Primary Aluminum in excess of Rated Capacity (the amount of such excess expressed in Tons being herein referred to as "Available Excess Tonnage"). The notice shall specify the amount of Available Excess Tonnage and the approximate date such tonnage can be delivered. Each Owner may request the Operator at any time to determine the amount of Available Excess
          Tonnage. Each of the Owners shall give the Operator notice within thirty (30) days after receipt of the Operator's notice stating the portion of its share of such Available Excess Tonnage, such share to be based upon each Owner's Basic Tonnage, that it desires to utilize and the period during which it desires to commit for such use. If any Owner fails to give such notice or commits for less than all of its proportionate share of such Available Excess Tonnage the other Owner shall have the option to convert all or any part of the remaining portion of the Available Excess Tonnage. An Owner that has elected to take less than all of its Available Excess Tonnage shall have the right, upon six months notice to the other Owner, to convert all or any part of its proportionate share of Available Excess Tonnage allocated to the other Owner.

               (b) Available Excess Tonnage which is allocated to an Owner for any period of time is herein called the "Allocated Excess Tonnage" of such Owner for such period.

               (c) The Owners shall bear any increase in Operating Costs per Ton of Molten Metal incurred because the Plant is being operated in excess of Rated Capacity in proportion to their respective Allocated Excess Tonnages. The amount of any such increase shall be determined by the Auditors, and the costs of such determination shall be borne by the Owners in proportion to their respective Allocated Excess Tonnages.

          7.1.5 Production Deficiencies. If at any time for any reason (not attributable to the default of an Owner) the production of the Plant is insufficient to meet scheduled deliveries of Molten Metal, deliveries of Molten Metal shall be reduced as follows: (i) the delivery of Allocated Excess Tonnages, if any, shall be reduced in proportion to the Owners' respective Allocated Excess Tonnages and, if there is any remaining deficiency, (ii) deliveries of Basic Tonnages to the Owners shall be reduced in proportion to their respective Basic Tonnages.

     Section 7.2 Alumina Supply.

          7.2.1 Alumina Delivery Obligations. Alumina shall at all times be delivered to the Plant by each Owner or for that Owner's account in sufficient quantities so that, with due consideration for the quality of Alumina and the capacity of the alumina storage facilities at the Plant, there shall be sufficient Alumina on hand at all times for the Plant to produce the particular Owner's Basic Tonnage and Allocated Excess Tonnage.

          7.2.2 Unloading of Alumina.

               (a) Alumina to be provided by each Owner shall be delivered at the Plant in a vessel with acceptable storage conditions and unloading characteristics reasonably adapted to the characteristics of the facilities for the delivery of Alumina at the Plant. Alumina furnished by an Owner may be commingled and shipped in common with Alumina belonging to the other Owner, and commingled at the Plant, provided that Alumina from different sources shall not be commingled.

               (b) Each Owner shall pay all freight and shall be responsible for all other charges to effect delivery of its Alumina to the Plant. All unloading costs shall be Operating Costs.

               (c) If extra demurrage, freight or other costs are incurred by an Owner by reason of any other Owner's failure to comply with an agreed upon delivery schedule or otherwise through the fault of any other Owner, the Owner at fault shall pay the non-defaulting Owner upon demand an amount determined by such non-defaulting Owner as sufficient to compensate the non-defaulting Owner for excess costs so incurred by them. The defaulting Owner shall have the right to review the records upon which such calculation was based.

               (d) The Operator shall keep complete records with respect to the Alumina furnished and converted for each Owner.

          7.2.3 Quality of Alumina. If for any reason an Owner does not supply Alumina which meets the minimum specifications set forth in Exhibit A to this Agreement, the Operator may, but shall not be required to, accept such Alumina for conversion. If such Alumina is accepted for conversion, the Operator shall determine the difference, if any, in costs of handling and processing such Alumina into Molten Metal, and any increase in costs shall be for the account of such Owner. The amount of any such increase shall be determined by the Operator, and shall be subject to possible adjustment as provided in Section 5.7.5.

     Section 7.3 Title.

          7.3.1 Title to the Alumina furnished by an Owner and to the Molten Metal to which that Owner is entitled hereunder and to the Primary Aluminum cast therefrom shall be in that Owner, provided that where Alumina or Molten Metal is commingled in storage or processing each Owner shall have an undivided interest in such Alumina to the extent of the amount supplied and in such Molten Metal to the extent of its Basic Tonnage plus Allocated Excess Tonnage, if any.

          7.3.2 At an Owner's request, the Operator shall (i) issue a holding certificate in customary form, or (ii) execute such financing statements or documents of similar nature as may be requested by the Owner to evidence its ownership of Alumina, Molten Metal or Primary Aluminum, as the case may be.

     Section 7.4 Shipment, Delivery, Sampling and Weighing.

          7.4.1 Production Schedules and Deliveries.

               (a) So long as the Aluminum Supply Agreement shall be in effect, Molten Metal produced at the Plant shall be allocated first to delivery under and in accordance with the terms of the Aluminum Supply Agreement, for the credit of each Owner in accordance with its Interest.

               (b) Primary Aluminum produced at the Cast House shall be delivered to the Owner entitled thereto pursuant to its instructions immediately upon completion of production of such Primary Aluminum. Deliveries shall be made to the Owners at the Plant on rail cars, trucks or other forms of transport.

               (c) The Owners shall be advised periodically of Plant production schedules and the Owners shall arrange among themselves to take delivery of Molten Metal or Primary Aluminum in amounts and at intervals which are consistent with the Plant's production capacity and storage facilities. If the Owners are unable to agree upon a schedule consistent with the Plant's production capacity and storage facilities, deliveries shall be made by the Operator pursuant to this
          Section 7.4.1 in as equitable a manner as possible, giving due regard to the Basic Tonnages and Allocated Excess Tonnages of the Owners.

          7.4.2 Failure to Take Delivery. If production is lost or increased costs are incurred due to the failure of an Owner to take delivery of Primary Aluminum in accordance with established schedules, the costs resulting from such reduced production or increased costs shall be for the account of such Owner. The amount of any such costs shall be determined by the Operator, and shall be subject to possible adjustment as provided in
     Section 5.7.5.

          7.4.3 Sampling, Analysis and Weights.

               (a) The Owners Committee shall from time to time establish procedures for representative sampling and analysis of Alumina, Molten Metal and Primary Aluminum in accordance with good industry practice to insure that the Alumina delivered to the Plant, the Molten Metal produced at the Plant and Primary Aluminum received by the Owners from the Plant comply with the quality standards established by the Owners Committee. The Operator shall conduct such representative sampling and analysis in accordance with the procedures established by the Owners Committee.

               (b) Unless the Owners Committee unanimously agrees otherwise, the Operator shall use its best efforts to produce Molten Metal (i) first, in accordance with the specifications therefore in the Aluminum Supply Agreement, and (ii) thereafter, which has a minimum purity of ninety-nine and seven-tenths percent (99.7%) aluminum and Primary Aluminum which meets Aluminum Association standards.

               (c) The quantity of Alumina  delivered in each shipment  shall be taken from the bill of lading for that shipment, provided that such weight may be confirmed or checked by vessel displacement survey in light and loaded condition at the Plant or, at the Operator's discretion, may be determined or checked by scale weights. The quantities of Molten Metal and Primary Aluminum delivered shall be determined by scale weights. Weights shall be certified by the Operator to the Owners and the same weighing devices or methods shall be uniform on shipments to the Owners. Analyses and weights so made shall be presumptively correct, but each Owner shall have the right to investigate such analyses and weights and the method of determining same and to check the same by other analyses and weights made at its own expense, and mistakes when ascertained shall be promptly corrected.

          7.4.4 Storage.

               (a) If an Owner so requests, the Operator shall place such Owner's Primary Aluminum in storage at the Plant for a handling charge covering costs which shall be determined by the Operator and billed to that Owner.

               (b)  At  an  Owner's  request,   the  Operator  shall  take  such
          commercially reasonable measures as appropriate to segregate all Primary Aluminum stored for that Owner.

               (c) As of the end of each calendar month, the Operator shall inform each of the Owners regarding the quantity and composition of Primary Aluminum products in storage.

          7.4.5 Markings. At an Owner's request and at such Owner's cost, the Operator shall mark all Primary Aluminum products owned by that Owner with a distinctive mark acceptable to that Owner which shall be sufficient to identify that product as the property of that Owner.

     Section 7.5 Cast House.

          7.5.1 Use of Equipment in Cast House.

               (a) The Cast House time available for casting Molten Metal on behalf of the Owners shall be allocated between the Owners in proportion to their respective Basic Tonnages and Allocated Excess Tonnages, if any.

               (b) Not later than 25 days before the beginning of each calendar month, the Owners shall notify the Operator as to the Cast House capacity for which they wish to subscribe with respect to each form of Primary Aluminum. When the Cast House capacity so subscribed for a particular form of Primary Aluminum exceeds the available capacity, then the Operator shall allocate the available capacity between the Owners in proportion to their Basic Tonnages and Allocated Excess Tonnages, if any, and shall consult with each Owner regarding alternative forms of Primary Aluminum. Not later than 18 days before the beginning of such calendar month the Operator will notify the Owners of the Cast House capacity allocated to them with respect to each form of Primary Aluminum.

               (c) If during any calendar month the actual production of any form of Primary Aluminum by the Cast House is less than the Cast House capacity subscribed for in such period for that form of Primary Aluminum, the Cast House capacity allocated to each Owner with respect to that form of Primary Aluminum shall be reduced in proportion to the Owners' respective Allocated Excess Tonnages and, if there is any remaining deficiency, such allocated capacity shall then be reduced in proportion to the Owners' respective Basic Tonnages. Similar adjustments shall be made to the extent that the Cast House has insufficient capacity to produce alternative forms of Primary Aluminum requested by an Owner as a result of a reduction in allocated capacity under the preceding sentence.

               (d) The rules governing the allocation of Cast House capacity to give effect to the provisions of clauses (a) - (c) of this Section
          7.5.1 shall be determined by the Owners Committee.

                                  Article VIII

                             INSURANCE AND CASUALTY

     Section 8.1 Insurance.

          8.1.1 Coverage Requirements. The Operator shall be, and shall cause each of the Owners to be, a named or additional insured on all public liability, property and casualty insurance policies applicable to the Plant and the Plant Assets. The Operator shall also maintain such other insurance relating to conversion operations of the Plant necessary to protect the Owners' interests, including insurance on Alumina upon discharge at the Plant and Primary Aluminum while in storage at the Plant. The initial insurance requirements are set forth in Exhibit E, and such requirements may be changed from time to time by the unanimous vote of the Owners Committee.

          8.1.2 Product Liability Coverage. The Owners agree that each will separately insure for all product liability claims relating to Primary Aluminum sold by such Owner. The Owners further agree that each will indemnify and hold the other Owner and the Operator harmless from any loss, cost, damages or liability of any nature whatsoever arising out of any product liability claim relating to such Owner's Primary Aluminum, and that any such liability shall survive the termination of this Agreement. Each Owner will deliver to the Operator and to the other Owner certificates of insurance evidencing their product liability coverage with commercially reasonable limits and containing endorsement naming the other Owner, its Affiliates and the Operator as additional named insureds, waiving subrogation against the other Owner, its Affiliates and the Operator, providing that such coverage shall be primary to any other coverage as to such Owner's Primary Aluminum and product liability claims arising therefrom and providing at least ten (10) business days notice of modification or cancellation of coverage.

     Section 8.2 Casualty. If the Plant or the Plant Assets are damaged or destroyed in whole or in part, in any respect, the Operator shall repair the damaged portion or rebuild or replace the destroyed portion in such manner as to restore the same as nearly as possible to the capacity thereof immediately prior to such damage or destruction, except that if the cost of repairing such damage exceeds $2.5 million, the Owners must consent unanimously to such repairs. The Operator shall not be obligated to expend for such purpose more than the proceeds of its insurance plus any amounts paid to it by the Owners on account of any deductibles and self-insurance.

     Section 8.3 Condemnation. In the event of condemnation of a portion of the Plant which adversely affects the production capacity or efficiency of the Plant, the Owners shall share in the production of the Plant in the manner specified in Section 7.1.5. The Operator shall take such action as is necessary, consistent with prudent business practice, to use the proceeds of condemnation to restore the capacity and efficiency of the Plant as it or they existed prior to such condemnation, unless otherwise instructed by the Owners, in which case the proceeds shall be divided between the Owners in proportion to their respective Interests.

                                   Article IX

                           RESTRICTIONS ON DISPOSITION
                            OF PROPERTY OR INTERESTS

     Section 9.1 Transfers of Interests.

          9.1.1 Restriction. Except as otherwise provided in this Article IX or in Article X, neither this Agreement nor any Interests shall at any time be transferred by any Owner without the express prior written consent of the other Owner. For purposes of this Article IX and Article X, transfer shall mean any sale, assignment, conveyance, exchange or other transfer.

          9.1.2 Transfers to Affiliates. An Owner may transfer its entire Interest to an Affiliate, provided (a) such Affiliate shall become a party to this Agreement and shall expressly assume the due and punctual performance of all of the obligations of the transferor hereunder, (b) any such assignment shall not release the transferor from any obligations under this Agreement except to the extent that such obligations are performed by the transferee, and (c) the Parent Guarantee delivered by a Parent Guarantor with respect to the obligations of the transferor Owner is amended, if requested by the other Owner, to include a guarantee of the obligations of such transferee.

          9.1.3 Transferee to Become Party to this Agreement. In the event of a transfer to a third Person of all or a portion of an Interest, such third Person shall execute and become a party to this Agreement and such transfer shall become effective only upon such execution. This Section 9.1.3 shall not apply to a Secured Party which shall acquire an Interest in accordance with Section 9.2.3, unless such Secured Party shall retain and not transfer its ownership of the acquired Interest, but shall apply to any Person to which a Secured Party shall transfer such Interest.

          9.1.4 Reconstitution of Interests. The Owners acknowledge that, subject to their unanimous consent, it may at some future time be in their mutual best interests to reconstitute each of their Interests by each Owner conveying to the other Owner an undivided interest in the conveying Owner's Owner's Plant Assets (the "Reconstitution"), so that thereafter each Owner would hold a pro rata undivided interest as tenant in common (having waived all rights of partition) in all of the fixed and movable property and assets then comprising the Plant. Any such Reconstitution shall not affect the rights and obligations of the parties set forth in this Agreement except as specifically provided for in this Article IX and Article X.

          9.1.5 Transfers of Part of an Interest. Subject to Section 9.1.6, in the event of a transfer by an Owner of a portion of an Interest, as provided for herein, before the occurrence of the Reconstitution, the transferring Owner and the transferee shall agree upon the percentage of the total Owner's Plant Assets of all of the Owners that is represented by the Owner's Plant Assets of the transferring Owner to be transferred to the transferee (assuming that the five pot lines at the Plant constitute one hundred percent (100%) of such total Owner's Plant Assets and that one pot line constitutes twenty percent (20%) of such total Owner's Plant Assets), and the remainder of the portion of the Interest to be transferred by the transferring Owner to the transferee shall consist of an undivided interest, as tenant in common, in an equal percentage in the Jointly-Owned Property and an equal percentage of the membership units of CAK. In the event of a transfer by an Owner of a portion of an Interest as provided for herein after the occurrence of the Reconstitution, the portion of the Interest so transferred shall consist of an undivided interest, as tenant in common, in the Plant Assets, in an equal percentage in all of such Plant Assets, together with an equal percentage of the membership units of CAK.

          9.1.6 Minimum Interest. Except for the transfers involving all of an Owner's Interest or as a result of the application of Section 10.5, no transfer shall be permitted under this Owners Agreement if, as a result of such transfer, either the new Owner or the Transferring Owner would hold less than a twenty percent (20%) Interest in the Plant.

     Section 9.2 Voluntary Encumbrances.

          9.2.1 Restrictions. An Owner (for purposes of this Section 9.2, the "Granting Owner") may agree to grant a mortgage or otherwise agree to grant a Lien on its Interest or any portion thereof, provided

               (a) the rights of the mortgagee or lienholder (for purposes of this Agreement, the "Secured Party") are expressly limited to the Interest of the Granting Owner (to the extent so encumbered) in such assets and shall not impair or otherwise affect title to the Interest of the non-granting Owner (including its transferees under this Article IX) or its right to any increase in the value of its Interest, and any rights in the encumbered Interest which the Secured Party may assert, acquire or transfer, whether through foreclosure or otherwise, shall in all events be subject to the non-granting Owner's rights under this Agreement (including without limitation the rights of the non-granting Owner under Section 2.3.2 and Articles IX and X), and

               (b) prior to the granting of any such Lien by a Granting Owner the non-granting Owner shall have approved in writing the form and substance of the provisions required under clause (a) and the validity and enforceability of the document in which such provisions are contained, and

               (c) the Granting  Owner shall notify the  non-granting  Owner and the Operator in writing of the identity, address and contact information of the Secured Party and, promptly upon the occurrence thereof, the Granting Owner shall notify the non-granting Owner of the exercise of any rights with respect to the Lien by the Security Party (other than rights to access and/or information) and/or the release of the Lien.

          9.2.2 Acknowledgment of Liens.

               (a) GAC acknowledges that NSA and its Affiliates are, as of the date hereof, granting a Lien on the Interest of NSA to secure in part the Notes (and may grant a Lien in connection with any refinancing thereof), and that GAC has reviewed and approved the form and substance of the mortgage and other documents and instruments evidencing such Lien and the validity and enforceability of the provisions setting forth the rights of GAC, as Owner hereunder, as incorporated therein, and that the grant of such Lien and the filing of such mortgage and other documents, in and of themselves, shall not give rise to any rights of GAC to acquire the Interest of NSA set forth in this Article IX, including without limitation under Section 9.3.

               (b) The Owners acknowledge and agree that either Owner shall be entitled to grant a Lien on its Inventory or any portion thereof; provided however, that any such Lien shall be subject to the right of the non-granting Owner, if such Owner shall exercise its rights to use the Interest of a Defaulting Owner under Section 10.4.1, to use the Inventory of such Granting Owner or Defaulting Owner. The Operator shall be entitled to take such actions as may be required in connection with the enforcement of the rights of such Secured Party, provided that any increased costs incurred by the Operator in connection therewith shall not be Operating Costs but shall be chargeable to the Owner granting such Lien as a cost related to financing.

          9.2.3 Condition Precedent to Enforcement of Voluntary Encumbrances. Prior to the exercise by a Secured Party of any foreclosure rights under any Lien granted by a Granting Owner on its Interest, the Secured Party shall give at least sixty (60) days' prior written notice to the other Owner of its intent to exercise such rights and the principal amount (and not any interest) secured by the Lien which is in default, and the other Owner shall have the right (but not the obligation) to acquire all or part of the Interest of the Granting Owner upon payment to the Granting Owner (without prejudice to the rights of the Secured Party in such proceeds) within that sixty (60) day period of the Fair Market Value of the Interest or part thereof being purchased. The Granting Owner shall take all necessary steps to ensure that the transfer of the Interest (or portion thereof as applicable) is free and clear of the Lien of the Secured Party. In the event that the other Owner shall have delivered a written notice to the Granting Owner of its intent to exercise the right granted pursuant to this Section 9.2.3 and shall have made payment of the amount provided for in the immediately preceding sentence, then the Granting Owner shall execute and deliver to the non-granting Owner instruments evidencing the transfer of its Interest (or if appropriate, portion of its Interest) to the non-granting Owner. The non-granting Owner's rights under this Section
     9.2.3 are in addition to its rights  under the  provisions  required  under
     Section 9.2.1 and in addition to any claims for damages which such non-granting Owner may have against the Granting Owner.

          9.2.4 Secured Party's Rights; Non-Granting Owners' Rights. If the non-granting Owner fails to exercise its right to purchase all or a part of the Granting Owner's Interest as provided in Section 9.2.3, the Secured Party shall have the right in the name and on behalf of the Granting Owner, to sell the Granting Owner's Interest or that part not acquired by the other Owner, subject in all events to the prohibition against partition provided for in Section 2.3.2 and the requirements of Sections 9.1.3 and 9.1.5, but not subject to the provisions of Sections 9.3.2(a), (b), (c) or
     (f) or 9.4. The transferee shall be subject to the provisions of Sections 9.3.2(d)(ii), (iii) and (iv) and 9.3.2(g).

     Section 9.3 Right of First Refusal.

          9.3.1 Restrictions. Absent the express prior written consent of the other Owner and except for transfers permitted pursuant to Sections 9.2.3 and 9.4.1 and transfers to the other Owner pursuant to Section 10.5, no Owner shall offer to transfer, or transfer, all or any part of its Interest to any Person (other than as provided in Section 9.1.2) except as provided in this Section 9.3.

          9.3.2 Right and Procedure.

               (a) An Owner that desires to transfer its Interest or a part of the Interest ("Transferring Owner") to a third Person, and has reached basic agreement with such third Person regarding the terms and conditions of the transfer, must give notice to the other Owner specifying in detail the price and other terms and conditions upon which the Transferring Owner proposes to sell its Interest or part thereof to the third Person, the percentage of such Interest being transferred and the name of the third Person.

               (b) Within  sixty (60) days after such  notice,  the other  Owner shall notify the Transferring Owner whether it desires to acquire, at the price and on the terms and conditions contained in the Transferring Owner's notice, the Transferring Owner's Interest or part thereof being offered. If the other Owner does not so notify the
          Transferring Owner it shall be deemed to have rejected the Transferring Owner's offer.

               (c) If the other Owner accepts the Transferring Owner's offer, the Transferring Owner and the other Owner shall be deemed to have contracted for the sale and purchase of the Transferring Owner's Interest or part thereof on the terms and conditions offered, and a closing of the transaction in accordance with the terms and conditions of the offer shall be made within ninety (90) days after the deemed acceptance.

               (d) If the other Owner does not elect to purchase the Transferring Owner's Interest or part thereof, the Transferring Owner during the one hundred eighty (180) days following the sixty (60) day period under clause (b) may transfer (on the same terms and conditions offered to the other Owner) its Interest or part thereof to the proposed transferee identified as provided in subsection (a) above (if applicable), provided that the Transferring Owner or the proposed transferee, as the case may be, shall deliver to the other Owner at such closing, as a condition to the transfer, executed originals (in form and substance reasonably satisfactory to the other Owner) of the following documents:

                    (i) certificates of officers of each of the Transferring Owner and the transferee confirming the terms under which the Transferring Owner is transferring the Interest or part thereof to the transferee;

                    (ii) if the transferee does not have a Tangible Net Worth at least equal to $200,000,000, it shall (i) provide to each other Owner and the Operator a guarantee, in the form of the Parent Guarantee attached hereto as Exhibit B-3, of an Affiliate of the proposed transferee or other corporation which has a Tangible Net Worth at least equal to $200,000,000, with Tangible Net Worth under this clause 9.3.2(d)(ii) to be evidenced by the most recent audited financial statement of the transferee or its guarantor, or by a written opinion of a nationally recognized independent accounting firm; or (ii) deliver to the other Owner an irrevocable letter of credit drawn on a U.S. bank holding a long term rating not less than "A" or equivalent from a nationally recognized financial rating agency. Such letter of credit shall be in a form reasonably acceptable to the other Owner, shall name the Operator as beneficiary, shall be in an amount equal to one half of the Owner's Interest times the annual operating and capital budget then in effect in respect of the Plant, and shall have an expiry date not shorter than twelve (12) months, and a replacement letter of credit or Guarantee meeting the requirements of this Section 9.3.2(d)(ii) shall be delivered to the Operator no less than thirty (30) business days prior to the expiry of the then current letter of credit.

                    (iii) the proposed  transferee's  written  undertaking to be bound by all of the terms and conditions of this Agreement as an Owner; and

                    (iv)  such   opinions  of  legal  counsel  to  the  proposed
               transferee and any guarantor as the other Owner shall reasonably require.

               (e) The Transferring Owner shall pay all costs of transfer of its Interest.

               (f) If the Transferring Owner fails to consummate the third party transfer within the one hundred eighty (180) day period referred to in
          Section 9.3.2(d), the first rights of the other Owner in the Transferring Owner's Interest shall be deemed to be revived and notice under clause (a) and compliance with the other terms of this Section
          9.3 shall be required in respect of any transfer thereafter.

               (g) Following a transfer of an Interest or part thereof in accordance with the provisions of this Section 9.3, if at any time the Parent Guarantor providing a guarantee of the obligations of the transferee shall cease to have a Tangible Net Worth at least equal to $200,000,000, as evidenced by such Parent Guarantor's most recent unaudited quarterly financial statements, then the transferee Owner or such Parent Guarantor shall promptly notify the other Owner or Owners and shall deliver promptly to the other Owner or Owners an irrevocable standby letter of credit meeting the requirements of Section 9.3.2(d)(ii) and replacements thereof as required thereby.

     Section 9.4 Involuntary Transfers or Encumbrances.

          9.4.1  Deemed  Offer to  Transfer.  Except for  transfers  pursuant to
     Section 9.2.3, if the Interest (or any portion thereof) of an Owner is involuntarily transferred or encumbered as a result of judicial process, attachment, execution or judicial sale and such involuntary transfer or encumbrance is not set aside or discharged within sixty (60) days, then the Interest held by that Owner shall be deemed to have been offered for sale to the other Owner on the date the other Owner receives actual notice of the involuntary transfer or encumbrance. The other Owner shall have the option, exercisable before the earlier to occur of (i) the date on which the involuntary transfer or encumbrance is set aside or discharged, or (ii) the date which is sixty (60) days after such actual notice to it, to purchase all or, if the Reconstitution shall have occurred, such part as the other Owner shall determine, of the involuntarily transferred or encumbered Interest for a price equal to Fair Market Value thereof as determined pursuant to Section 9.4.2, payable in cash. The provisions of
     Section 9.3 shall not apply to any such involuntary transfer.

          9.4.2 Fair Market Value. "Fair Market Value" shall mean for purposes of this Agreement the fair market value of the relevant Interest or portion thereof agreed upon by the purchasing Owner and the other Owner, a Secured Party and/or a trustee in bankruptcy, as the case may be (an "Interested Party"), subject to the proviso below, or as otherwise determined as provided in this Section 9.4.2. In the event that, within ten (10) days (i) after receipt by the Owner entitled to exercise a right to purchase pursuant to Section 9.2.3 or 9.4.1, of the notice provided for under the relevant Section, or (ii) delivery of notice by a non-defaulting Owner of an exercise of its rights pursuant to Section 10.5, as the case may be, the purchasing Owner and the Interested Party cannot agree upon the fair market value of the Interest or portion thereof to be transferred, then, within five (5) days after such ten (10) day period has expired, such Owner and Interested Party will select an independent appraiser, who will determine the then-current fair market value of the Interest or portion thereof. The Owners hereby agree that (x) any appraiser selected shall be an investment bank or other independent appraiser with expertise in the appraisal of aluminum reduction facilities and (y) the value of the Interest or portion thereof shall be calculated as (A) a value per Ton of production capacity, multiplied by (B) the rated production capacity, in Tons of Molten Metal per year, represented by the Interest or portion thereof to be transferred, provided that, in the case of an appraisal of the Interest or a portion thereof of NSA, the Fair Market Value determined for purposes of any transaction shall in no event be less than the amount determined using the applicable methodology set forth in the indenture entered into by Century with respect to the Notes (or such methodology as may be required by applicable law governing such indenture), so long as such indenture is in force. Such appraiser will determine the fair market value of the Interest or portion thereof within twenty-five (25) days following its selection. In the event that, within the five (5) day period provided for the parties to select an appraiser, the relevant parties are unable to agree upon an appraiser, each of them will within an additional five (5) days after expiration of such period select a professional designee and such designees together shall select an appraiser within five (5) days of their selection. In the event that, within the five (5) day period provided for the designees to select an appraiser, the designees are unable to agree upon an appraiser, each of the relevant parties will within an additional five (5) days after expiration of such period select an independent appraiser and such appraisers together will select a third independent appraiser meeting the criteria specified above, whose determination of the fair market value of the Interest or portion thereof will be final and binding on all parties. This third (3rd) appraiser will have thirty (30) days following its selection to determine the fair market value of the Interest or portion thereof. The costs and expenses of appraisal shall be borne by the Granting Owner or Defaulting Owner, as the case may be. In the event that an appraisal in the manner described above is not completed within the relevant sixty (60) day period provided for a purchasing Owner to purchase an Interest or portion thereof pursuant to Section 9.4.1 (but not Section
     9.2.3 or 10.5.2(b)), then such period shall be extended as necessary for the completion of the appraisal, but not for a period longer than an additional thirty (30) days, and payment of the Fair Market Value as so determined shall be made by the purchasing Owner within ten (10) days of the final determination thereof.

     Section 9.5 Transfer of Ownership of an Owner. Each Owner shall remain, either directly or indirectly, wholly-owned by its respective parent which in the case of NSA shall be Century, and in the case of GAC shall be Glencore or, in the case of an Owner which acquired its Interest under this Article IX, by its ultimate parent company on the date of transfer of the Interest to that

Owner. Failure to maintain such ownership of an Owner without the prior written consent of the other Owner (which consent may be freely withheld) shall be deemed to be a default of that Owner under this Agreement and, in addition to any claims for damages which the other Owner may have against the defaulting Owner and its Parent Guarantor (if any), the other Owner may require that the defaulting Owner's Interest be sold and purchased in the manner provided for under Section 10.5. The restrictions on transfer of ownership of an Owner by its parent company set forth in this Section 9.5 shall not apply to a Secured Party which shall acquire ownership of an Interest through the enforcement of its rights under a Lien on such Interest (unless such Secured Party shall retain for its own interest, and not transfer, such Interest), but shall apply to any Person to which such Secured Party transfers such Interest.

     Section 9.6 Appointment of Operator Upon Transfer. In the event of a transfer by GAC to a non-Affiliate of GAC of all or part of its Interest in accordance with the provisions of this Article IX, NSA or an Affiliate of NSA shall have the right (but not the obligation), in its sole discretion, to terminate the appointment of CAK as Operator and to appoint an Affiliate of NSA as replacement Operator. In the event of a transfer of the Interest of NSA pursuant to a foreclosure on a voluntary Lien in accordance with Section 9.3.2, or an involuntary transfer as specified in Section 9.4, GAC or an Affiliate of GAC shall have the right but not the obligation, in its sole discretion, to terminate the appointment of CAK as Operator and to appoint a replacement Operator. In the event of the termination of the appointment of CAK as Operator in accordance with the first or second sentence of this Section 9.6, the appointment of a replacement Operator shall become effective upon the acceptance by the replacement Operator of such appointment.

     Section 9.7 Closings. The closings for any transfer of an Owner's Interest pursuant to Section 9.2.3, 9.3.2(c), 9.3.2(d), 9.4.1 or 10.5 shall take place at the principal office of the Operator or at such other location as the parties to the closing may mutually agree. The Transferring Owner shall deliver (i) the requisite instruments of conveyance, sale and assignment with respect to the Transferring Owner's Interest in the Owner's Plant Assets and in the Jointly-Owned Property as tenant in common, and (ii) all other documents as may be reasonably requested by any purchasing owner in order to confirm the Transferring Owner's title to and transfer of its Interest and the authority of its agent, officer or attorney to act in connection with each of the transfers referred to in clauses (i) and (ii) above.

                                   Article X

                                     DEFAULT

     Section 10.1 Events of Default. Each of the following shall constitute an "Event of Default" with respect to an Owner (the "Defaulting Owner") for purposes of this Article X:

          10.1.1 the failure by that Owner to pay amounts due to the Operator or the other Owner under this Agreement within three (3) full business days (based on recipient's business days and its local banking hours) after notice by the Operator or such other Owner demanding such payment be made;

          10.1.2 that Owner transfers or encumbers, or attempts to transfer or encumber, any of its Interest in violation of the terms of Sections 9.2 or 9.3;

          10.1.3 any default by that Owner (as an owner in any material obligation under this Agreement (other than as described in clauses 10.1.1 or 10.1.2 above) which remains uncured for thirty (30) days after notice of such default from the other Owner;

          10.1.4 the filing by that Owner, or any other Person which directly owns fifty-one percent (51%) or more of that Owner's shares of voting stock (that Owner's "Parent"), or (if different from the Parent) the Parent Guarantor of that Owner's obligations under this Agreement, of a voluntary petition in bankruptcy, or for reorganization, rehabilitation or dissolution or other proceeding analogous in purpose or effect;

          10.1.5 the filing against that Owner or its Parent or (if different from the Parent) the Parent Guarantor of that Owner's obligations under this Agreement, by its creditors of a petition in bankruptcy or for reorganization, rehabilitation, involuntary liquidation or dissolution or other proceeding analogous in purpose or effect, which is not dismissed or stayed within sixty (60) days of filing; or

          10.1.6 any act by that Owner or its Parent or (if different from the Parent) the Parent Guarantor of that Owner's obligations under this Agreement, which results in a default under Section 9.5.

     Section 10.2 Constitution of Owners Committee Upon Event of Default. Upon the occurrence of an Event of Default and until that Event of Default is cured, the Defaulting Owner shall lose its membership and voting rights on the Owners Committee, and the attendance of a Representative of the Defaulting Owner shall not be required to constitute a quorum for actions by the Owners Committee.

     Section 10.3 Notification of Secured Party; Right to Cure. Notwithstanding anything to the contrary set forth in this Article X, prior to the exercise of any remedies provided for herein by a non-defaulting Owner upon the occurrence of an Event of Default by a Defaulting Owner, such non-defaulting Owner shall have provided or caused to be provided, to any Secured Party of whose existence it has received written notice pursuant to Section 9.2.1(c) at its address provided in such notice, written notice of such Event of Default and a period of
(a) five (5) days, in the case of an Event of Default which consists of a payment default or (b) thirty (30) days with respect an Event of Default which is not a payment default, shall have elapsed since the date of such notice during which the non-defaulting Owner has permitted the Secured Party the opportunity to cure the Event of Default.

     Section 10.4 Use of Defaulting Owner's Interest.

          10.4.1 Right of Non-Defaulting Owner.

               (a) If an Event of Default is not cured within the applicable time period provided therefor after notice of default is given to the Defaulting Owner by the nondefaulting Owner of its intent to exercise its rights under this Section 10.4, the nondefaulting Owner may exercise the right to use the Defaulting Owner's Interest and perform the obligations of the Defaulting Owner in place of the Defaulting Owner, including using the Defaulting Owner's Alumina or supplying quantities of Alumina sufficient for the production of the Defaulting Owner's Basic Tonnage and Allocated Excess Tonnage. The nondefaulting Owner shall thereby become entitled to sell for the account of the Defaulting Owner all Molten Metal or Primary Aluminum to which the Defaulting Owner would otherwise be entitled.

               (b) Proceeds received from such sales in excess of one hundred six percent (106%) of the total cost of producing the Defaulting Owner's share of Primary Aluminum, including without limitation the cost of Alumina, Operating Costs, Extras and freight in (for Alumina) and freight out (for Primary Aluminum) (collectively, for purposes of this Section 10.4 and Section 10.5, "Total Costs") shall be applied first to payment of any amounts owed by the Defaulting Owner to the non-defaulting Owner, then to payment of any amounts owed by the Defaulting Owner to the Operator, and the remainder of the excess above 106%, if any, shall be paid to the Defaulting Owner. The non-Defaulting Owner shall be entitled to retain the excess remaining from the one hundred six percent (106%) of Total Costs after payment of such costs, to defray its own expenses.

          10.4.2 Non-Defaulting Owner's Costs, etc. The non-defaulting Owner which has elected to exercise its right to use the Defaulting Owner's capacity under this Section 10.4 shall have the right at any time to elect to treat the costs, loss or damage resulting to it from such use as a monetary default as provided in Section 10.7. It shall exercise such right by giving notice to the Defaulting Owner of the amount of expense it has incurred on behalf of the Defaulting Owner.

     Section 10.5 Option to Purchase Defaulting Owner's Interest.

          10.5.1 Agreement on Liquidated Damages.

               (a) The Owners acknowledge that if a Defaulting Owner fails to cure an Event of Default within thirty (30) days of notice by the non-defaulting Owner of its intent to exercise its rights under this
          Section 10.5, it will be difficult to measure all of the damages resulting from such failure to cure. Therefore, the Owners agree that, in addition to the rights of the non-defaulting Owner provided for in
          Section 10.4.1, if an Event of Default is not cured within thirty (30) days after such notice to the Defaulting Owner, then, as reasonable liquidated damages, the Defaulting Owner shall be deemed to have offered its Interest for sale to the non-defaulting Owner, and the non-defaulting Owner shall be entitled to purchase the Interest of the Defaulting Owner, at the price and in the manner provided for in
          Section 10.5.2 below.

               (b) In the event that the non-defaulting Owner shall purchase part but not all of the Defaulting Owner's Interest pursuant to
          Section 10.5.1(a), and shall continue to exercise its rights provided for in Section 10.4.1 with respect to the remaining portion of the Interest retained by the Defaulting Owner, then at any time and from time to time thereafter, subject to Section 10.5.2(d) below, the non-defaulting Owner shall be entitled upon notice given thirty (30) days in advance, to purchase all or any part of the remaining portion of the Interest retained by the Defaulting Owner at the then current Fair Market Value thereof.

          10.5.2 Exercise of Right to Purchase. In the event of a deemed offer of sale by a Defaulting Owner of its Interest pursuant to Section 10.5.1, the non-defaulting Owner shall be entitled to exercise its right to purchase as follows:

               (a) the non-defaulting Owner shall give notice of its intent to purchase the Interest or portion thereof within thirty (30) days of the time at which the offer to sell has been deemed to be made;

               (b) with respect to a purchase by GAC of the Interest of NSA, so long as the indenture entered into by Century with respect to the Notes and any registered notes for which such Notes may be exchanged is in force, payment shall be made in the manner and to the extent required under such indenture, including payment within sixty (60) days of the date on which the offer to sell was deemed to be made, but no later than the date of transfer of the Interest, of an amount in cash at least equal to seventy-five percent (75%) of the total purchase price, with the balance to be paid in accordance with the provisions of Section 10.5.2(c) below; and

               (c) the non-defaulting Owner shall be entitled to make payment of
          (i) the balance of the purchase price of the Interest or portion thereof after the payment required pursuant to paragraph (b) above, or
          (ii) in the event that the indenture referred to in such paragraph (b) is no longer in force, the total purchase price of the Interest or portion thereof which it has elected to purchase, in either case from fifty percent (50%) of the amount of Gross Profits as hereafter defined, if any, derived from the Interest of the Defaulting Owner during each calendar year and not from any other source.

               (d) Nothing in this Section 10.5 shall prohibit a Secured Party from transferring any Interest of a Defaulting Owner prior to the exercise of a right of purchase by the non-defaulting Owner, and the non-defaulting Owner shall have no rights under Section 10.2, 10.4 or
          10.5 against the transferee with respect to the default by the Defaulting Owner, provided that the Secured Party shall have complied with Section 9.2.3 or 9.4.1, as applicable.

          10.5.3 "Gross Profits"; "Market Price". For purposes of this Section 10.5:

               (a) "Gross Profits" means an amount, determined on a cumulative annual basis, with respect to Primary Aluminum produced by use of the relinquished Interest of the Defaulting Owner, equal to the excess, if any, of (i) the Market Price of Primary Aluminum determined on a daily basis over (ii) the Total Costs, determined by reference to billings from the Operator. If the Plant is operating at less than Rated Capacity, it shall be assumed for purposes of calculating "Gross Profits" that the relinquished Basic Tonnage is the operating capacity first reduced.

               (b) "Market Price" means the mid-point of the bid and asked prices for unalloyed ingot, New York Merchant Price (99.7%), as published in American Metal Market under the heading "AMM Closing Prices - Aluminum" or, if such publication ceases, an equivalent publication.

     Section 10.6 Attorney-in-Fact. Each Owner hereby irrevocably appoints the other Owner its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions of this Article X during the continuance of an Event of Default. This power of attorney shall be deemed coupled with an interest.

     Section 10.7 Monetary Defaults. If an Owner fails to make any payment required under this Agreement, the non-defaulting Owner may advance the amount of the defaulted payment on behalf of the Owner in default and treat the same, together with accrued interest, as a demand loan bearing interest from the date of the advance at the Interest Rate plus two percent (2%). Each Owner hereby grants to the other a lien upon its Interest and a security interest in its rights under this Agreement and in its Interest, and the proceeds therefrom, which shall be junior to any Lien granted in compliance with Section 9.2.2, to secure (a) any loan made hereunder, including interest thereon, which shall be in an amount no greater than is reasonably required in order to pay the Operating Costs attributable to the Defaulting Owner, and (b) reasonable attorneys fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both.

     Section 10.8 Appointment of Operator. In addition to the other rights of a non-defaulting Owner specified in this Article X, in the event of a default by NSA which is not cured within thirty (30) days after notice of default is given to NSA by GAC of its intent to exercise its rights under this Section 10.8, GAC shall have the right to terminate the appointment of the Operator and to appoint a replacement Operator, provided that such replacement Operator shall enter into an agreement providing for its appointment on terms and conditions substantially similar to those applicable to the Operator provided for in this Agreement.

                                   Article XI

                                    COVENANTS

     Section 11.1 Inspection. The Operator shall afford to the Owners, their agents, employees, accountants and attorneys, during normal business hours and on reasonable notice, access to and the opportunity to examine and make copies of all books, records, documents, instruments and papers of or pertaining to the Plant, any Owners' Plant Assets, the Jointly-Owned Property and the operations of the Plant, all as they may reasonably request, except for documents which pertain only to an Owner's activities in purchasing Alumina, selling Primary Aluminum, arranging for transportation and other confidential matters of an Owner.

     Section 11.2 Liens. Except as may be permitted pursuant to Sections 7.3, 9.2, 10.7 and 11.6, none of the Owners or the Operator shall cause any Liens (other than tax Liens for taxes not past due) to be created or to exist upon the Plant, any Owner's Plant Assets or any Jointly-Owned Property. Each Owner shall notify the other Owner and the Operator or the Operator shall notify the Owners Committee promptly after discovery of the creation of any Liens on such property, and shall discharge forthwith all Liens not so permitted for which it or its employees, agents or contractors are responsible.

     Section 11.3 Notification. Each Owner shall promptly notify the other Owner and the Operator, or the Operator shall promptly notify the Owners Committee, of the occurrence of any fact or circumstance which has or might tend to have a material adverse effect upon the ownership and operation of the Plant, including without limitation adverse rulings by government agencies having jurisdiction over the Plant or the institution of any litigation or proceeding or the threat of any claim of the type described in Section 3.6.2(l).

     Section 11.4 Performance of Contracts. Each Owner and the Operator shall use its best efforts to perform all of the obligations required of it under the terms of any material contract, agreement or arrangement entered into in connection with the operation of the Plant. Each Owner shall notify the other Owner and the Operator or the Operator shall notify the Owners Committee promptly of any fact or circumstance known to it which does or may constitute a material default under, or which might materially adversely affect the ability of the Owners or the Operator to carry out their obligations under any contract material to the operation of the Plant.

     Section 11.5 Organization, Power and Authority. Each of the Owners and the Operator shall remain a partnership, corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and (if not organized in the State of Kentucky) in good standing as a foreign partnership, corporation or limited liability company, as the case may be, in the State of Kentucky. Each of the Owners and the Operator shall maintain full corporate power and authority to own, in the case of an Owner, its Interests and to perform its obligations under this Agreement, and shall promptly obtain any consent or approval of or license or permission from any governmental authority which may be required for the performance of such obligations.

     Section 11.6 Easements. Each Owner shall grant to the other Owner non-exclusive rights of way and easements on, over, through, under and across the real estate comprising a part of its Owner's Plant Assets and such rights of access and use of such Owner's Plant Assets and the other assets comprising its Interest as may be necessary for the operation by the other Owner of the assets comprising such other Owner's Interest. The Owner's hereby agree that the Operator shall be entitled to the free use of all of such rights in the performance of its duties as Operator hereunder. The rights and obligations set forth in this Section 11.6 and Section 11.7 shall be binding upon and inure to the benefit of a transferee of all or a portion of an Owner's Interest.

     Section 11.7 Further Assurances. Each Owner, including any transferee of all or a portion of an Owner's Interest, shall, upon the reasonable request of another Owner or the Operator, and the Operator shall, upon the reasonable request of an Owner, from time to time, execute and deliver to the other Owner or the Operator all such instruments and documents of further assurance or otherwise, and do all such acts and things, as may reasonably be required to carry out such Owner's or the Operator's obligations hereunder, including without limitation the obligations set forth in Section 11.6, and to consummate and complete this Agreement and the transactions contemplated hereby.

                                  Article XII

                                 REPRESENTATIONS

     Section 12.1 Owners' Representations. Each of NSA and GAC represents and warrants to the other that as of the date of this Agreement:

          12.1.1 Organization, Powers and Authority. It is a partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction as indicated on the first page of this Agreement, and has the corporate power to own its Interest. It has the corporate power to carry on its business now being conducted and it has full corporate power and authority to enter into and perform this Agreement. It requires no consent or approval of or license or permission from any governmental authority for the execution or delivery or performance by it of this Agreement which has not been obtained. It requires no consent of any party to any contract or agreement to which it is a party or to which any of its property or assets is subject for the execution, delivery or performance of this Agreement other than such consents which have been obtained. The execution, delivery and performance of this Agreement by it have been duly authorized and approved by all requisite corporate action of it. This Agreement has been duly executed and delivered by it, and is valid and binding upon it.

          12.1.2 Compliance with Other Instruments. Neither it nor any Affiliate of it is in violation of or in default with respect to any term or provision of any indenture, contract, agreement or instrument to which it is a party or by which it is bound, or of any judgment, order or decree of any court or to its knowledge of any governmental authority or to its knowledge any statute, rule or regulation applicable to it or by which it is bound, in any case and in any manner so as presently or at any future time to affect it adversely in any material respect in connection with the ownership or operation of the Plant.

          12.1.3 Litigation. Neither it nor any Affiliate of it is a party to any action, suit or proceeding in which an adverse determination has or would have any material effect on its ability to perform its obligations under this Agreement or would have any material adverse effect upon the ownership or operation of the Plant.

                                  Article XIII

                                  MISCELLANEOUS

     Section 13.1 Term. The obligations of the Owners to provide Alumina as provided in this Agreement shall terminate on the date on which the Plant permanently ceases operating, and this Agreement shall terminate and be of no further force and effect on the date on which any Owner becomes the sole owner of all of the Interests, provided that neither event shall relieve any party from liability arising out of or in connection with ownership of its Interest.

     Section 13.2 Disposition of Plant and Other Assets. If Plant operations cease permanently, the Owners shall confer to determine whether any Owner is willing to purchase the Interest of the other Owner at a price and under conditions acceptable to the other Owner, whether the Plant and any remaining Jointly-Owned Property or Plant Assets are usable for another purpose acceptable to the Owners, or whether the Plant and any remaining Jointly-Owned Property and Plant Assets should be sold. If unanimous agreement of the Owners is not reached within three months of cessation of Plant operations, either Owner may seek partition.

     Section 13.3 Liability. Each Owner hereby acknowledges, agrees and understands that to the extent of its Interest it is and shall remain liable to third parties for any loss, cost, damages or liability of any nature whatsoever arising out of the ownership of an Interest and that any such liability shall survive the termination of this Owners Agreement.

     Section 13.4 Notices. All notices, demands or other communications (collectively, "notices") required or permitted to be given under this Agreement shall be in writing, either delivered by hand to the other party at that party's address set forth below, or sent by postage prepaid certified mail (return receipt requested) or by telegraph or telephonic facsimile transmission, to the other party's address and facsimile number (if applicable) set forth below, and shall be effective on the date the hand delivery, telegraph or telephonic facsimile transmission is received by the other party or, in the case of a notice by mail, five (5) business days after deposit in the mail. A copy of the text of any notice given by telegraph or telephonic facsimile transmission shall be mailed by postage prepaid certified mail (return receipt requested), or delivered by hand, to the address set forth below within a reasonable time thereafter, provided such confirmation shall not be required if the recipient acknowledges receipt of the notice. Notices shall be sent:

     If to NSA or to an NSA Representative on the Owners Committee:

     NSA, Ltd.
     2511 Garden Road
     Building A, Suite 200
     Monterey, CA  93940
     Attention:  Gerald A. Meyers
     Facsimile No.:  (831) 642-9328

     with a copy to:

     Century Aluminum Company
     2511 Garden Road
     Building A, Suite 200
     Monterey, CA  93940
     Attention:  Gerald J. Kitchen
     Facsimile No.:  (831) 642-9328

     If to GAC or to a GAC Representative on the Owners Committee:

     Glencore Acquisition I LLC
     c/o Glencore Ltd.
     301 Tresser Boulevard
     Stamford, Connecticut 06901-3244
     Attention: Aluminum Department (or Representative's name, if applicable) Facsimile No. (203) 978-2600 with a copy to:

     Glencore AG
     Baarermattstrasse 3
     P.O. Box 666
     CH-6341 Baar
     Switzerland
     Attention:  Aluminum Department
     Facsimile No.:  011-4141-709-2980.

     if to the Operator:

     Century Aluminum of Kentucky LLC
     1627 State Route 271 North
     Hawesville, KY 42348-0500
     Attention:  Plant Manager
     Facsimile No.:  (270) 927-9058.

     with a copy to:

     Century Aluminum Company
     2511 Garden Road
     Building A, Suite 200
     Monterey, CA  93940
     Attention:  Gerald J. Kitchen
     Facsimile No.:  (831) 642-9328

Any change in the address or facsimile transmission number of a party (or copy recipient) for the purposes of notice under this Section shall be communicated to the other parties in the manner set forth in this Section for providing notice.

     Section 13.5 Entire  Agreement  and  Modification.  This  Agreement and the
agreements contained in Exhibits hereto constitute and contain the entire agreement of the Owners and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may be amended only by a written instrument signed by the Owners.

     Section 13.6 Best Efforts and Cooperation. Each of the Owners shall exert its best efforts to obtain all consents and approvals necessary for its due and punctual performance of this Agreement and each shall cooperate with the other with respect thereto.

     Section 13.7 Force Majeure. Except as specifically provided herein, the performance by the Owners or the Operator of their respective obligations under this Agreement shall be suspended for such period of time as they are prevented from performing such obligations by reason of acts of God, fire, flood, explosion, insurrection, riot, enemy attack, strike or work stoppage, malicious mischief, orders of court or other governmental authority, inability to secure of delay in securing governmental consents or authorizations, rights of way, privileges franchises, permits, equipment, and other events reasonably beyond the control of the party subject thereto. A force majeure shall not relieve an Owner from the monetary obligations under this Agreement incurred during a period of force majeure. Any force majeure shall be remedied with all possible diligence but such requirement shall not require the settlement of strikes, lockout or other labor difficulties by the party concerned on terms contrary to its wishes. How such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     Section 13.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Owners and their respective successors and permitted assigns.

     Section 13.9 Survival. All representations, warranties and indemnities made herein or in any agreement, certificate or other instrument delivered pursuant hereto by each Owner shall survive the termination of this Agreement.

     Section 13.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, except to the extent that the terms hereof relate to the use of real property constituting Plant Assets, in which case such terms shall be governed by and construed in accordance with the laws of the State of Kentucky.

     Section 13.11 Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, which shall take place in New York City, New York. The panel of arbitrators shall consist of three arbitrators. Each party shall select one arbitrator and the two selected arbitrators shall select a third to complete the panel. The determination of the arbitrators shall be final and binding on the parties and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     Section 13.12 Captions. The captions to Articles and Sections of this Agreement are for convenience and are to be ignored in construing and interpreting the provisions of this Agreement.

     Section 13.13 Singular and Plural. In this Agreement where the context admits, the singular includes the plural and vice versa.

     IN WITNESS WHEREOF, the parties have executed this Owners Agreement as of the date first above written.

ATTEST:                                              NSA, LTD.


_______________________________                 By______________________________

                                                Title___________________________

STATE OF NEW YORK,
COUNTY OF NEW YORK, to-wit:

     The foregoing instrument was acknowledged before me this _____ day of April, 2001, by __________________________, the ________________________, of
METALSCO LTD, a Georgia corporation, the General Partner of NSA, LTD, a Kentucky limited partnership, on behalf of said limited partnership.

     My commission expires ________________________________.


                                                _______________________________
                                                         NOTARY PUBLIC

[SEAL]

ATTEST:                                            GLENCORE ACQUISITION I LLC


_______________________________                 By______________________________

                                                Title___________________________

STATE OF NEW YORK,
COUNTY OF NEW YORK, to-wit:

     The foregoing instrument was acknowledged before me this _____ day of April, 2001, by ___________________________, the _________________________, of
GLENCORE ACQUISITION I LLC, a Delaware limited liability company, on behalf of said company.

     My commission expires ________________________________.



                                                _______________________________
                                                         NOTARY PUBLIC

[SEAL]

ATTEST:                                             CENTURY ALUMINUM OF KENTUCKY


_______________________________                 By______________________________

                                                Title___________________________

STATE OF NEW YORK,
COUNTY OF NEW YORK, to-wit:

     The foregoing instrument was acknowledged before me this _____ day of April, 2001, by ____________________________, the ________________________, of
CENTURY ALUMINUM OF KENTUCKY LLC, a Delaware limited liability company, on behalf of said company.

     My commission expires ________________________________.


                                                _______________________________
                                                         NOTARY PUBLIC

[SEAL]

This instrument was prepared in
consultation with counsel in Kentucky
by, and when recorded return to:



__________________________________
David Bayrock, Esq.
Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
New York,  NY   10178

                                LIST OF EXHIBITS


-  Exhibit A           -  Specifications for Alumina

-  Exhibit B-1         -  Guaranty of Century Aluminum Company for the benefit
                          of Glencore Acquisition I LLC

-  Exhibit B-2         -  Guaranty  of Glencore AG for the benefit of NSA, Ltd.

-  Exhibit B-3         -  Guaranty of Affiliate of Transferee

-  Exhibit C           -  Description of Plant

-  Exhibit D           -  Insurance Requirements